UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

VERRA MOBILITY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Verra Mobility Corporation

1150 North Alma School Road

Mesa, Arizona 85201

Notice of Annual Meeting of Stockholders

To Be Held On May 23, 2023 at 9:00 a.m. Pacific Time

Dear Stockholder:

On behalf of the board of directors (our “Board”) of Verra Mobility Corporation, it is our pleasure to invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) on Tuesday, May 23, 2023 at 9:00 a.m. Pacific Time. The Annual Meeting will be a completely “virtual” meeting, held for the following purposes, as more fully described in the accompanying proxy statement:

1.
To elect three Class II directors, Patrick Byrne, David Roberts and John Rexford, to serve on our Board until our 2026 annual meeting of stockholders;
2.
To approve, on an advisory basis, the compensation of our named executive officers;
3.
To approve the amendment and restatement of our 2018 Equity Incentive Plan; and
4.
To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/VRRM2023 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or in the instructions that accompanied your proxy materials.

We expect to mail the Notice on April 10, 2023, and it will contain instructions on how to access our proxy statement and annual report. The Notice will also provide instructions on how to vote via the internet or by telephone and receive a paper copy of our proxy materials by mail.

The record date for the annual meeting is March 24, 2023 (the “Record Date”). Only holders of our Class A Common Stock at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof.

Your vote is important. Whether or not you expect to attend the Annual Meeting, we urge you to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the Annual Meeting if you attend via the internet. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote during the Annual Meeting, you must follow the instructions from your broker, bank or other agent. We look forward to your participation.

By order of the Board,

/s/ Patrick Byrne

Patrick Byrne

Chairman of the Board

Mesa, Arizona

April 10, 2023

Questions and Answers

About these Proxy Materials, Voting and the Annual Meeting

The information provided below is for your convenience only and is merely a summary of the information contained in this proxy statement (this “Proxy Statement”). You should read this entire Proxy Statement carefully before casting your vote. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website addressed in this Proxy Statement are inactive textual references only. The use of the terms “Verra Mobility,” “we,” “us,” “our,” or “Company,” in this Proxy Statement refers to Verra Mobility Corporation and, where appropriate, its subsidiaries.

Why am I receiving these materials?

Our board of directors (our “Board”) has made these materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at Verra Mobility Corporation’s 2023 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will take place on Tuesday, May 23, 2023 at 9:00 a.m. Pacific Time and will be completely “virtual.” You are invited to attend if you are a holder of our Class A Common Stock (our “Class A Common Stock”) as of the close of business on March 24, 2023, the record date for the Annual Meeting (the “Record Date”), or hold a valid proxy. If you are a holder of our Class A Common Stock as of the Record Date, you are requested to vote on the proposals described in this Proxy Statement.

What is a proxy?

A proxy means that you authorize persons selected by us to vote your shares of Class A Common Stock at the Annual Meeting in the way that you instruct. All shares represented by valid proxies that are received and not revoked before the Annual Meeting will be voted at the Annual Meeting in accordance with the stockholders’ specific voting instructions.

What is the notice regarding the availability of proxy materials on the internet?

We have elected to provide access to our proxy materials over the internet. Accordingly, on or about April 10, 2023, we expect to send a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of the Record Date entitled to vote at the Annual Meeting. The Notice will provide instructions on how to access our Proxy Statement and annual report, along with how to vote via the internet or by telephone. Instructions on how to request a printed copy of the proxy materials will also be provided in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help minimize our costs associated with printing and distributing our proxy materials and lessen the environmental impact of our Annual Meeting.

What information is contained in this Proxy Statement?

This Proxy Statement includes information about the nominees for directors and other matters to be voted on at the Annual Meeting. It also explains the voting process and requirements, describes the compensation of our directors and most highly compensated executive officers, and provides certain other information required by the rules of the Securities and Exchange Commission (“SEC”).

What should I do with these materials?

Please carefully read and consider the information contained in this Proxy Statement and then vote your shares as soon as possible to ensure that your shares will be represented at the Annual Meeting. You may vote your shares before the Annual Meeting, even if you plan to attend and participate.

How do I attend and participate in the Annual Meeting?

All stockholders as of the Record Date may attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/VRRM2023. In order to vote or submit a question during the Annual Meeting, you will need to enter the control number included in the Notice and follow the instructions posted at www.virtualshareholdermeeting.com/VRRM2023. If you requested printed copies of the proxy materials by mail, your control number will be provided with your proxy card or the instructions that accompany your proxy materials.

Broadridge Financial Solutions is hosting our virtual Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Who can vote at the Annual Meeting?

Only holders of our Class A Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were 149,769,629 shares of our Class A Common Stock outstanding and entitled to vote.

What matters am I voting on?

There are four matters scheduled for a vote. The following table sets forth a description of each of the proposals you are being asked to vote on, how you may vote on each proposal and how our Board recommends that you vote on each proposal.

Proposal	Description	How May I Vote?	How Does Our Board Recommend That I Vote?
Proposal 1	Elect three Class II directors, Patrick Byrne, David Roberts and John Rexford, to hold office until the 2026 annual meeting of stockholders.	You may either vote FOR each nominee to serve as a Class II director or WITHHOLD with respect to each nominee.	Our Board recommends a vote FOR each of the Class II director nominees.
Proposal 2	Approve, on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement.	You may vote FOR or AGAINST or you may ABSTAIN from voting.	Our Board recommends a vote FOR approval of the compensation of our named executive officers as described in this Proxy Statement.
Proposal 3	To approve the amendment and restatement of our 2018 Equity Incentive Plan.	You may vote FOR or AGAINST or you may ABSTAIN from voting.	Our Board recommends a vote FOR approval of the amendment and restatement of our 2018 Equity Incentive Plan.
Proposal 4	Ratify our Board’s appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	You may vote FOR or AGAINST or you may ABSTAIN from voting.	Our Board recommends a vote FOR the ratification of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

What if another matter is properly brought before the Annual Meeting?

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares of Class A Common Stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote electronically during the Annual Meeting or vote by proxy through the internet, over the telephone, or using a proxy card that you may request. Even if you have submitted a proxy before the Annual Meeting, you may still attend and vote during the Annual Meeting. In such case, your previously submitted proxy will be disregarded.

▪
You may vote your shares held in your name as the stockholder of record by attending the virtual Annual Meeting and voting electronically during the meeting. Follow the instructions posted at www.virtualshareholdermeeting.com/VRRM2023 and reference the control number included in the Notice sent to you or, if you requested printed copies be sent to you by mail, on your proxy card or in the instructions that accompanied your proxy materials. If you are unable to attend the Annual Meeting, it is important to vote in advance.
▪
To vote online before the Annual Meeting, go to www.proxyvote.com.
▪
To vote by toll-free telephone at 1-800-690-6903 (be sure to have your Notice or proxy card in hand when you call).
▪
To vote by mail, simply complete, sign and date the proxy card or voting instruction card and return it promptly in the envelope provided.

If we receive your vote by internet or phone or your signed proxy card prior to 11:59 p.m. Pacific Time the day before the Annual Meeting, we will vote your shares as you direct.

To vote, you will need the control number, which will be included in the Notice or on your proxy card if you are a stockholder of record of Class A Common Stock as of the Record Date, or included with your voting instructions received from your broker, bank or other agent if you hold your shares of Class A Common Stock in “street name.”

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If, on the Record Date, your shares of Class A Common Stock are held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice will be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.

If you are a beneficial owner, you should have received a notice containing voting instructions from your brokerage firm, bank, dealer or similar organization rather than from us. Simply follow the voting instructions in the notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank or other agent.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.

Can I change my vote?

Yes. Subject to the voting deadlines above, if you are a stockholder of record, you may revoke your proxy at any time before the close of voting using one of the following methods:

▪
Submit another properly completed proxy card with a later date.
▪
Grant a subsequent proxy by telephone or through the internet.
▪
Send a written notice that you are revoking your proxy to our Secretary.
▪
Attend the virtual Annual Meeting and vote electronically during the Annual Meeting. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by such party.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote during the Annual Meeting, or through the internet, by telephone or by completing your proxy card before the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked “ABSTAIN.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present but have no effect on the outcome of matters voted.

A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.

Proposals 1, 2 and 3 are non-routine matters, so your broker or nominee may not vote your shares on Proposals 1, 2 and 3 without your instructions. Proposal 4 (the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023) is a routine matter, so your broker or nominee may vote your shares on Proposal 4 even in the absence of your instruction.

Please instruct your bank, broker or other agent to ensure that your vote will be counted.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote but do not make specific choices, your shares will be voted FOR the election of each of the nominees for Class II director, FOR the advisory approval of our named executive officer compensation, FOR the amendment and restatement of our 2018 Equity Incentive Plan and FOR the ratification of the selection of EY as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

How many votes do I have?

Each stockholder will have the right to one vote per share of Class A Common Stock held as of the Record Date.

How many votes are needed to approve each proposal?

The following table sets forth the voting requirements with respect to each of the proposals:

Proposal	Description	Voting Requirement
Proposal 1	Elect three Class II directors, Patrick Byrne, David Roberts and John Rexford, to hold office until the 2026 annual meeting of stockholders.

Each Class II director must be elected by a plurality of the votes cast. A plurality means that the nominees with the greatest number of FOR votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. A WITHHOLD vote will have no effect on the vote. Proposal 1 is a non-routine matter. Therefore, brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a stockholder of record will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2	Approve, on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement.

This proposal must be approved by a majority of the votes cast by the stockholders present in person or by proxy, meaning that the votes cast by the stockholders FOR the approval of the proposal must exceed the number of votes cast AGAINST the approval of the proposal. If a stockholder votes to ABSTAIN, it is not counted as a vote cast and has no effect on the outcome of this proposal. Proposal 2 is a non-routine matter. Therefore, brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Proposal 2 is non‑binding. Because this vote is advisory and not binding on us or our Board in any way, our Board may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from that which is approved by our stockholders.

Proposal 3	Approve the amendment and restatement of our 2018 Equity Incentive Plan.

This proposal must be approved by a majority of the votes cast by the stockholders present in person or by proxy, meaning that the votes cast by the stockholders FOR the approval of the proposal must exceed the number of votes cast AGAINST the approval of the proposal. If a stockholder votes to ABSTAIN, it is not counted as a vote cast and has no effect on the outcome of this proposal. Proposal 3 is a non-routine matter. Therefore, brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 4	Ratify our Board’s appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

This proposal must be approved by a majority of the votes cast by the stockholders present in person or by proxy, meaning that the votes cast by the stockholders FOR the approval of the proposal must exceed the number of votes cast AGAINST the approval of the proposal. If a stockholder votes to ABSTAIN, it is not counted as a vote cast and has no effect on the outcome of this proposal. Proposal 4 is a routine matter. Therefore, if you are a beneficial owner, your broker, bank or other nominee may vote your shares on this proposal without receiving voting instructions from you.

How are votes counted?

You may either vote FOR each nominee to serve as a Class II director on our Board, or you may WITHHOLD your vote for the nominee to serve as a Class II director. Regarding the approval, on an advisory basis, of the compensation of our named executive officers as described in this Proxy Statement, you may vote FOR or AGAINST or you may ABSTAIN from voting. For the amendment and restatement of our 2018 Equity Incentive Plan, you may vote FOR or AGAINST or you may ABSTAIN from voting. For the ratification of the selection of EY as our independent registered public accounting firm, you may vote FOR or AGAINST or you may ABSTAIN from voting. Abstentions, withheld votes, and broker non-votes are not treated as votes cast either for or against a matter, and therefore will not affect the outcome of the vote.

Who counts the votes?

We have engaged Broadridge Financial Solutions, Inc. (“Broadridge”) as our independent agent to tabulate stockholder votes. If you are a stockholder as of the Record Date, and you choose to vote over the internet or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card will be returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name,” as applicable) will return one proxy card to Broadridge on behalf of all its clients.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

Requirements for stockholder proposals to be brought before the 2024 annual meeting.

Our bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, a stockholder must give timely notice thereof in writing to our Secretary at Verra Mobility Corporation, 1150 North Alma School Road, Mesa, Arizona 85201. To be timely for the 2024 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between January 24, 2024 and February 23, 2024; provided that if the date of the 2024 annual meeting of stockholders is earlier than April 8, 2024 or later than July 7, 2024, a stockholder must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to our Secretary must also set forth the information required by our bylaws.

Requirements for stockholder proposals to be considered for inclusion in our next year’s proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2024 annual meeting of stockholders, must be received by us not later than December 12, 2023 in order to be considered for inclusion in our proxy materials for that meeting.

Stockholder Solicitation of Proxies in Support of Director Nominees Other Than Company Nominees.

In addition to satisfying the provisions in our bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than our nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 to our Secretary at Verra Mobility Corporation, 1150 North Alma School Road, Mesa, Arizona 85201 no later than February 23, 2024; provided that if the date of the 2024 annual meeting of stockholders is earlier than April 8, 2024 or later than July 7, 2024, a stockholder must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the aggregate voting power of the shares of Class A Common Stock issued, outstanding and entitled to vote at the Annual Meeting are present at the meeting or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another date.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

▪
view our proxy materials for the Annual Meeting on the internet; and
▪
instruct us to send you future proxy materials by email.

Our proxy materials are also available on the internet at www.proxyvote.com and on our investor relations website at https://ir.verramobility.com (information at or connected to our website is not and should not be considered part of this Proxy Statement). Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will lessen the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

How can I find out the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced during the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on each Notice to ensure that all your shares are voted.

What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. “Householding” helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, or you would like to revoke your consent to future “householding” mailings, please contact your broker, bank or other agent or contact us at the following address:

Verra Mobility Corporation

Attn: Investor Relations

1150 North Alma School Road

Mesa, Arizona 85201

(480) 443-7000

Other Information

We were originally incorporated in Delaware on August 15, 2016, under the name “Gores Holdings II, Inc.” (“Gores”) as a special purpose acquisition company. On January 19, 2017, Gores consummated its initial public offering, following which its shares began trading on the Nasdaq Capital Market (“Nasdaq”). On June 21, 2018, Gores entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Greenlight Holding II Corporation, PE Greenlight Holdings, LLC (the “Platinum Stockholder”), and two newly incorporated wholly owned subsidiaries of Gores. On October 17, 2018, we consummated the transactions contemplated by the Merger Agreement (the “Business Combination”) and we changed our name to “Verra Mobility Corporation.”

As a result of the Business Combination, we became the owner, directly or indirectly, of all of the equity interests of Verra Mobility Holdings, LLC and its subsidiaries, including ATS Consolidated, Inc. (“ATS”, now known as VM Consolidated, Inc.). At the closing of the Business Combination, we also changed our trading symbols from “GSHT,” and “GSHTW,” to “VRRM” and “VRRMW.” Currently, our Class A Common Stock is listed on Nasdaq under the symbol “VRRM”, and our Public Warrants (as defined below) trade on the over-the-counter market by the OTC Markets Group Inc. under the symbol VRRMW.

Board of Directors and Corporate Governance

Corporate Governance

We believe that sound corporate governance helps ensure that Verra Mobility is managed for the short- and long-term benefit of its stockholders. We have adopted corporate governance guidelines (our “Corporate Governance Guidelines”), which provide a foundation for Verra Mobility’s governance as a whole and describe the principles and practices that our Board follows in carrying out its responsibilities. Our Corporate Governance Guidelines address, among other things:

▪
composition, structure and policies of our Board and its committees;
▪
determination of director qualifications;
▪
expectations and responsibilities of directors;
▪
management succession planning;
▪
evaluation of performance of our Board and each of its committees;
▪
principles of director compensation; and
▪
communications with stockholders and non-management directors.

Our Corporate Governance Guidelines are reviewed by our nominating and corporate governance committee from time to time to ensure that they effectively promote the best interests of both Verra Mobility and our stockholders and that they comply with applicable laws, regulations and Nasdaq requirements.

Code of Business Ethics and Conduct

We have adopted a code of business ethics and conduct (our “Code of Ethics”) applicable to all of our directors, officers (including our principal executive officer (“PEO”), principal financial officer and principal accounting officer) and employees. Our Code of Ethics is available on our investor relations website in the “Governance Highlights” section. We will post amendments to our Code of Ethics or any waivers of our Code of Ethics for our directors and executive officers on the same website.

Director Independence

Our Class A Common Stock is listed on Nasdaq. Under the Nasdaq listing standards, a majority of our Board must be comprised of independent directors. In addition, Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Our Board annually reviews its composition, the composition of its committees and the independence of each director. As a result of this review, our Board has determined that other than Mr. Roberts, all of our directors are “independent” as that term is defined under the applicable rules and regulations of the SEC and the Nasdaq listing standards. Mr. Roberts is not independent given his position as our President and Chief Executive Officer. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq listing standards.

In making this determination, our Board broadly considered all relevant facts and circumstances, including information provided by the directors with regard to each director’s business and personal activities as they may relate to us and our management. There are no family relationships among any of the directors or executive officers.

Board of Directors Leadership

In accordance with our Corporate Governance Guidelines, we currently separate the roles of Chief Executive Officer and Chairman of the Board. These positions are currently held by Mr. Roberts, as our President and Chief Executive Officer, and Mr. Byrne, as Chairman of the Board. We believe this leadership structure is appropriate for us due to the differences between the two roles. Our President and Chief Executive Officer is responsible for setting our strategic direction, providing day-to-day leadership and managing our business, while the Chairman provides guidance to our President and Chief Executive Officer, chairs meetings of our Board, sets the agendas for meetings of our Board and provides information to the members of our Board in advance of such meetings. As a result of this leadership structure, our President and Chief Executive Officer is able to focus on developing and implementing our business strategies and objectives, and our Chairman is able to provide independent oversight and serve as an independent liaison between our management and the members of our Board. Due to his extensive executive leadership experience, we believe Patrick Byrne is well-suited to serve in his role as Chairman.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our Corporate Governance Guidelines provide that the non-employee directors will meet in executive sessions without management directors or company management on a periodic basis but no less than once a year. The presiding director at executive sessions is the Chairman of the Board, or another non-employee director otherwise designated by the non-employee directors.

Communications with our Board of Directors

Stockholders or interested parties who wish to communicate with our Board or with an individual director may do so by mail to our Board or the individual director, c/o Chief Legal Officer at 1150 North Alma School Road, Mesa, Arizona 85201. The communication should indicate that it contains a stockholder or interested party communication. In accordance with our Corporate Governance Guidelines, all such communications will be reviewed by our Chief Legal Officer, in consultation with appropriate directors as necessary, and, if appropriate, will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chairman of the Board.

Anti-Hedging and Anti-Pledging Policy

We have adopted an insider trading policy that includes restrictions and limitations on the ability of our directors, officers and certain other employees to engage in transactions involving the hedging and pledging of our Class A Common Stock. Under the policy, hedging or monetization transactions, such as zero-cost collars and forward-sale contracts, which allow an individual to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and thus to continue to own our Class A Common Stock without the full risks and rewards of ownership, are prohibited. In addition, the policy addresses the practices of holding our Class A Common Stock in a margin account, under which the securities may be sold by the broker without the customer’s consent if the customer fails to meet a margin call, and of pledging our Class A Common Stock as collateral for a loan, in which event the securities may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in our securities, our directors, officers and certain other employees are prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan.

Non-Employee Director Compensation Policy

Our Board adopted a Non-Employee Director Compensation Policy in February 2022 that establishes the compensation we pay to our non-employee directors, including cash compensation and equity awards under the Verra Mobility 2018 Equity Incentive Plan. In December 2022, our Board updated the compensation amounts in the Non-Employee Director Compensation Policy, effective January 1, 2023.

Committees of our Board of Directors

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, which have the composition and responsibilities described below. Our Board may establish other committees to facilitate the management of our business. Copies of the charters of our audit, compensation and nominating and corporate governance committees are available in the “Governance Highlights” section of our investor relations website (http://ir.verramobility.com/corporate-governance/governance-highlights). Non-employee members of our Board serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our audit committee consists of John Rexford, Patrick Byrne and Cynthia Russo. Our Board has determined that John Rexford, Cynthia Russo and Patrick Byrne are independent under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of our audit committee is John Rexford. Our Board has determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements and are “audit committee financial experts” within the meaning of SEC regulations. In arriving at these determinations, our Board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of our audit committee is to discharge the responsibilities of our Board with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

▪
selecting and appointing a registered public accounting firm for the purpose of preparing an audit report or performing other audit, review or attest services for us;
▪
evaluating the independence and performance of the registered public accounting firm;
▪
reviewing and discussing with the independent auditors their annual audit plan, including the timing and scope of audit activities;
▪
pre-approving audit and permissible non-audit services;
▪
reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures on a regular basis;
▪
discussing guidelines and policies governing the process by which our senior management assesses and manages our exposure to risk;
▪
establishing and implementing policies relating to related party transactions;
▪
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
▪
reviewing our program to monitor compliance with our Code of Ethics;
▪
reviewing significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect our ability to record, process, summarize and report financial information, and any fraud that involves management or other employees who have a significant role in our internal control over financial reporting;
▪
reviewing and assessing technology-related risks, including but not limited to cybersecurity risks;

▪
conducting or authorizing investigations into matters within the audit committee’s scope of responsibilities; and
▪
recommending to our Board whether our financial statements should be included in our Annual Reports on Form 10-K.

Compensation Committee

Our compensation committee consists of Douglas Davis, Patrick Byrne and Cynthia Russo. The chair of our compensation committee is Douglas Davis. Our Board has determined that all members of our compensation committee are independent under Nasdaq listing standards, are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986. Our compensation committee may form subcommittees of at least two members for any purpose that the committee deems appropriate and may delegate to such subcommittees such power and authority as the committee deems appropriate except such power or authority that is required by any law, regulation or listing standard to be exercised by the compensation committee as a whole.

The purpose of our compensation committee is to discharge the responsibilities of our Board to oversee our compensation and employee benefit plans and practices. Specific responsibilities of our compensation committee include:

▪
evaluating annually the performance of our executive officers and determining and approving their compensation;
▪
reviewing and recommending to our Board the compensation of our non-employee directors;
▪
reviewing the goals and objectives of our executive compensation plan and recommending that our Board amend these plans if deemed appropriate;
▪
reviewing our general compensation plan and other employee benefit plans, including incentive compensation and equity-based plans and recommending that our Board amend these plans if deemed appropriate; and
▪
reviewing and approving any severance or termination arrangements to be made with any of our executive officers.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is comprised of Douglas Davis, Patrick Byrne and Cynthia Russo, none of whom is or has been an officer or employee of Verra Mobility. None of our executive officers currently serves, or during fiscal 2022 has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of any entity that has one or more executive officers serving on our compensation committee or our Board.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Michael Huerta, Douglas Davis and John Rexford. The chair of our nominating and corporate governance committee is Michael Huerta. Each member of our nominating and corporate governance committee is independent within the meaning of applicable listing standards, is a non-employee director and is free from any relationship that would interfere with the exercise of his independent judgment, as determined by our Board in accordance with the applicable Nasdaq listing standards.

The purpose of our nominating and corporate governance committee includes identifying and recommending to our Board the director nominees for the next annual meeting of stockholders and developing and recommending our Corporate Governance Guidelines and policies to our Board. Specific responsibilities of our nominating and corporate governance committee include:

▪
establishing criteria for the selection of new directors to serve on our Board;
▪
identifying and evaluating candidates for nomination to our Board;
▪
recommending the membership composition of the committees of our Board;
▪
recommending changes regarding corporate governance matters including changes to our certificate of incorporation and bylaws;
▪
reviewing compliance with Nasdaq’s corporate governance listing requirements;
▪
reviewing and reassessing the adequacy of our Code of Ethics and Corporate Governance Guidelines; and
▪
overseeing annual evaluations of our Board and the committees thereof.

Board of Directors and Committee Meetings and Attendance

Our Board is responsible for the oversight of our management and our strategy and for establishing corporate policies. Our Board and its committees meet throughout the year on a regular schedule, and also hold special meetings and act by written consent from time to time.

Our Board met seven times and acted by written consent eight times during our last fiscal year. Our audit committee met six times and acted by written consent once during our last fiscal year. Our compensation committee met five times and acted by written consent fifteen times during our last fiscal year. Our nominating and corporate governance committee met four times during our last fiscal year. During our last fiscal year, each incumbent director attended 75% or more of the aggregate of the meetings of our Board and of the committees on which he or she served, except for Sarah Farrell, who attended five of seven, or approximately 71% of our Board meetings during the fiscal year.

We encourage our directors and nominees for director to attend our annual meetings of stockholders. In 2022, all of our directors attended our annual meeting of stockholders.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental aspect of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. Our Board, as a whole, determines the appropriate level of risk for us, assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board administers this risk management oversight function, the committees of our Board support our Board in discharging its oversight duties and addressing risks inherent in their respective areas.

Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee monitors compliance with legal and regulatory requirements. Our audit committee also monitors management’s preparedness for and responses to data security incidents. Our nominating and corporate governance committee monitors the effectiveness of our Corporate Governance Guidelines. Our compensation committee assesses and monitors whether our compensation philosophy and practices have the potential to encourage excessive risk taking and evaluates compensation policies and practices that could mitigate such risks.

At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax- and audit-related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and practices.

Nominations Process and Director Qualifications

Nomination to our Board of Directors

Candidates for nomination to our Board are selected by our Board based on the recommendation of our nominating and corporate governance committee in accordance with the committee’s charter, our policies, our certificate of incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by our Board regarding director candidate qualifications. In recommending candidates for nomination, our nominating and corporate governance committee considers candidates recommended by directors, officers and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and bylaws, using the same criteria to evaluate all such candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, our nominating and corporate governance committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board is set forth above under “Questions and Answers About these Proxy Materials, Voting and the Annual Meeting.”

Director Qualifications

With the goal of developing an experienced and highly qualified Board, our nominating and corporate governance committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess.

In addition to the qualifications, qualities and skills that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our certificate of incorporation, our bylaws, our Corporate Governance Guidelines and the charters of our Board committees, our nominating and corporate governance committee considers the following qualifications for any nominee for a position on our Board: (i) experience in corporate governance, such as an officer or former officer of a publicly held company, (ii) experience in, and familiarity with, our business and industry, (iii) experience as a board member of another publicly held company, (iv) personal and professional character, integrity, ethics and values, (v) practical and mature business judgment, including the ability to make independent analytical inquiries, (vi) academic expertise in an area of our operations and (vii) background in financial and accounting matters. Our Board and nominating and corporate governance committee believe that an experienced and highly qualified Board fosters a robust, comprehensive and balanced decision-making process for the continued, effective functioning of our Board and our success. Accordingly, through the nomination process, our nominating and corporate governance committee seeks to promote Board membership that reflects diversity, factoring in gender, race, ethnicity, differences in professional background, education, skill, and experience, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience. Our nominating and corporate governance committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of the factors.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1:

Election of Class II Directors

Our Board has nominated Patrick Byrne, David Roberts and John Rexford to serve, and each has agreed to stand for election at the Annual Meeting, each as a Class II director to serve until the 2026 annual meeting of stockholders and until their successors have been duly elected, or if sooner, until their death, resignation or removal.

Our Board consists of seven members. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. Our directors are currently divided into the three classes as follows:

▪
Class I directors: Cynthia Russo and Douglas Davis, whose terms will expire at the annual meeting of stockholders to be held in 2025 and until their successors have been duly elected, or if sooner, until their death, resignation or removal;
▪
Class II directors: Patrick Byrne, David Roberts and John Rexford, whose current terms will expire at the Annual Meeting, and whose terms if reelected at the Annual Meeting will expire at the annual meeting of stockholders to be held in 2026 and until their successors have been duly elected, or if sooner, until their death, resignation or removal; and
▪
Class III directors: Michael Huerta and Sarah Farrell, whose terms will expire at the annual meeting of stockholders to be held in 2024 and until their successors have been duly elected, or if sooner, until their death, resignation or removal.

The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Vote Required

Our directors are elected by a plurality of the votes cast by the stockholders present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three Class II director nominees receiving the highest number of affirmative votes will be elected at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If such nominees become unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board.

Nominees

Our nominating and corporate governance committee seeks to assemble a Board that, as a group, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its qualifications and experience in various areas. To that end, the committee has identified and evaluated nominees in the broader context of our Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities deemed critical to effective functioning of our Board.

The following table sets forth, for the Class II nominees and our other directors who will continue in office after the Annual Meeting, their ages and position/office held with us as of the date of this proxy statement:

Name	Age	Position/Office Held with Verra Mobility Corporation
Class I directors whose terms expire at the annual meeting of stockholders in 2025:
Cynthia Russo(1)(2)	53	Director
Douglas Davis(2)(3)	61	Director

Class II directors for election at the Annual Meeting:
Patrick Byrne(1)(2)	62	Director, Chairman of the Board, Director Nominee
John Rexford(1)(3)	66	Director, Director Nominee
David Roberts	52	Director, President and Chief Executive Officer, Director Nominee

Class III directors whose terms expire at the annual meeting of stockholders in 2024:
Sarah Farrell	31	Director
Michael Huerta(3)	66	Director

(1)
Member of the audit committee.
(2)
Member of the compensation committee.
(3)
Member of the nominating and corporate governance committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend him or her for board service.

Nominees for Election Until the Annual Meeting of Stockholders to be Held in 2026

Patrick Byrne, age 62, has served as a member of our Board since November 2020 and Chairman of the Board since 2022. Mr. Byrne currently serves as Senior Vice President of Operations at the General Electric Company (NYSE: GE). He previously served as the CEO of the GE On-Shore Wind business, a market leader in renewable energy. Before that, Mr. Byrne served as CEO for GE Digital, the software division of General Electric. Before joining GE in 2019, Mr. Byrne served as the Senior Vice President of Fortive Corporation from 2016 to 2019, President of Tektornix, an operating company of Danaher Corporation from 2014 to 2019 and Chief Technology Officer for Danaher’s test and measurement businesses. Mr. Byrne served as an independent director of Micron Technology, Inc. from 2011 to 2020, including as a member of Micron’s audit, nominating and governance and compensation committees. Mr. Byrne holds a BS in Electrical Engineering from the University of California, Berkeley and an MS in Electrical Engineering from Stanford University. We believe that Mr. Byrne’s significant technological and operational experience makes him well-qualified to serve as a member of our Board.

John Rexford, age 66, has served as a member of our Board since the consummation of the Business Combination. Mr. Rexford is the Managing Director of Ramona Park Consulting LLC, which he founded in 2016. Mr. Rexford has over 36 years of finance experience that includes serving as Global M&A Head from 2010 to 2015 at Xerox Corporation (NYSE: XRX) and serving in various positions at Affiliated Computer Services, Inc. (which was acquired by Xerox Corporation), including Chief Financial Officer from 2006 to 2007. Mr. Rexford previously served as director and compensation committee member of Exela Technologies (NASDAQ: XELA) from 2017 to 2022. Mr. Rexford holds a bachelor’s degree in business administration from Southern Methodist University and an MBA from the Cox School of Business at Southern Methodist University. We believe that Mr. Rexford’s significant finance experience and financial expertise make him well-qualified to serve as a member of our Board.

David Roberts, age 52, has served as a member of our Board since the consummation of the Business Combination on October 17, 2018. Mr. Roberts is the President and Chief Executive Officer of Verra Mobility. In such capacity, Mr. Roberts has established a high performing company that embraces consistent financial performance, market leadership and culture as the driver of performance. Prior to Verra Mobility, from April 2012 to August 2014, Mr.

Roberts was the President and Chief Executive Officer of BillingTree, a multi-channel electronic payment platform company. Prior to joining BillingTree, from August 2008 to March 2012, Mr. Roberts was a Managing Director at Bank of America Merrill Lynch, leading the Equity Plan Services business. Mr. Roberts joined Bank of America Merrill Lynch via its acquisition of Equity Methods, where he served as Chief Executive Officer. Mr. Roberts earned a BBA at Baylor University at the Hankamer School of Business and an MBA from the University of Chicago Booth School of Business with concentrations in Finance and Strategy. Mr. Roberts has served as an Adjunct Professor at the W.P. Carey Graduate School of Business at Arizona State University. Mr. Roberts currently serves as an adviser for the Arizona Feed My Starving Children Leadership Committee. We believe that Mr. Roberts’ extensive Company experience and experience in the mobility industry makes him well-qualified to serve as a member of our Board.

Our Board recommends a vote FOR each of the Class II director nominees to elect them to our Board.

Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

Sarah Farrell, age 31, is a Partner at Inclusive Capital Partners, L.P., a San Francisco-based investment firm that seeks to partner with companies that address and enable solutions to address environmental and societal problems. Ms. Farrell is a former director at Lindblad Expeditions Holdings, Inc., where she was a member of the audit committee from March 2020 through April 2021. Ms. Farrell has also served as a board observer at Reddit, Inc. since February 2021 and a director of Kolmac Outpatient Recovery Centers, a private network of intensive outpatient addiction treatment centers, since July 2021. Prior to joining Inclusive Capital Partners at its inception in July 2020, Ms. Farrell worked at ValueAct Capital, a San Francisco-based investment firm, where she started in August of 2018. Ms. Farrell also worked in The Blackstone Groups’ Private Equity division from August 2016 through July 2018. Prior to joining Blackstone, she worked in investment banking at J.P. Morgan in the Mergers & Acquisitions group since May of 2014. Ms. Farrell holds a bachelor’s degree in Honors Chemistry from Harvard College. We believe that Ms. Farrell’s experience supporting environmental, social and governance initiatives and her background in investment banking makes her well-qualified to serve as a member of our Board.

Michael Huerta, age 66, has served as a member of our Board since May 2021. Mr. Huerta currently serves as a transportation industry consultant. He previously served as Administrator for the United States Federal Aviation Administration from 2013 to 2018. Before being named as Administrator, Mr. Huerta served as Acting Administrator of the FAA from 2011 to 2013 and FAA Deputy Administrator from 2010 to 2011. Mr. Huerta also served as Executive Vice President and Group President, Government Transportation, for Affiliated Computer Services, Inc., now Conduent, Inc. Mr. Huerta has served as an independent director of Delta Air Lines, Inc. (NYSE: DAL) since 2018, and is a member of Delta Air Lines’ audit committee and safety and security committee. As of March 2023, Mr. Huerta also serves on the board of directors of Joby Aviation, Inc (NYSE: JOBY). Mr. Huerta holds a bachelor’s degree in Political Science from the University of California, Riverside and a Master’s in Public Affairs with a concentration in international relations from Princeton University. We believe that Mr. Huerta’s significant transportation and administrative experience makes him well-qualified to serve as a member of Verra Mobility’s Board of Directors.

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

Cynthia Russo, age 53, has served as a member of our Board since our annual meeting of stockholders in 2019. Ms. Russo currently serves as director of PAR Technology Corporation (NYSE: PAR) and Verifone, Inc. Ms. Russo also serves as the audit committee chair and a member of the compensation and nominating and corporate governance committees for PAR. She previously served as PAR’s lead director. In addition, she is the chair of the audit committee for Verifone, Inc. She also served as a director and as the chair of the audit committee and a member of the compensation committee for UserTesting, Inc (NYSE: USER) from February 2021 until January 2023, when UserTesting was acquired and taken private. Ms. Russo served as consulting Chief Financial Officer for Optoro, Inc., a technology solution for all stages of a returns lifecycle from March 2021 to September 2022. Ms. Russo previously served as Executive Vice President and Chief Financial Officer of Cvent, Inc. (NASDAQ: CVT), a cloud-based enterprise event management platform, from September 2015 to September 2018. Prior to that, Ms. Russo served in a variety of senior financial roles of increasing responsibility at MICROS Systems, Inc. (NASDAQ: MCRS), including as Executive Vice President. Chief Financial Officer from April 2010 until MICROS Systems’ acquisition by Oracle in September 2014. Ms. Russo holds a bachelor’s degree in business administration from James Madison University and is a Certified Public Accountant and Certified Internal Auditor. We believe that Ms. Russo’s significant financial accounting expertise, executive leadership, operational and risk management experience make her well-qualified to serve as a member of our Board.

Douglas Davis, age 61, has served as a member of our Board since our annual meeting of stockholders in 2019. Mr. Davis currently serves as a director of Oshkosh Corporation, where he serves on the audit committee and the compensation committee, and of Cerence Corporation, where he serves on the nomination and corporate governance committee. Mr. Davis previously held various positions of increasing responsibility at Intel Corporation from 1984 to 2019, most recently as Senior Vice President of the Automated Driving Group and Senior Vice President and General Manager of the Internet of Things Solutions Group. Mr. Davis holds a bachelor’s degree in electrical engineering from New Mexico State University and an MBA from W.P. Carey Graduate School of Business at Arizona State University. We believe that Mr. Davis’ significant technological expertise and operational experience make him well-qualified to serve as a member of our Board.

Non-Employee Director Compensation

We compensate our non-employee directors with a combination of (i) cash incentives and (ii) equity incentives in the form of time-based restricted stock units (“RSUs”), pursuant to our Non-Employee Director Compensation Policy. Mr. Roberts, our President and Chief Executive Officer, also serves as a director and we compensate Mr. Roberts solely for serving as our President and Chief Executive Officer—see “Executive Compensation” below—and do not provide additional compensation for his service as a director. The following table describes our annual compensation arrangements with our non-employee directors for the year 2022.

Cash(1)
Board member fee	$60,000
Chair fees(2)
Board of Directors	$60,000
Audit Committee	$20,000
Compensation Committee	$15,000
Nominating and Corporate Governance Committee	$10,000
Committee member fees
Audit Committee	$10,000
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$4,000
Equity
Director restricted stock unit grant(3)	$130,000

(1)
Amounts reflected in this table are annual amounts. Payments are made on a quarterly or annual basis at the election of each director pursuant to our Non-Employee Director Compensation Policy.
(2)
Committee chairs do not receive an additional fee for being a member of the committee they chair.
(3)
The compensation committee approved annual equity awards with a grant date fair value of approximately $130,000 in May 2022. The equity awards vest in full on the earlier of (a) the date immediately preceding the date of the next annual stockholder meeting following the grant or (b) one year from the grant date.

In February 2022, our Board adopted a Non-Employee Director Compensation Policy that establishes the compensation we pay to our non-employee directors, including cash compensation and equity awards granted under the Verra Mobility 2018 Equity Incentive Plan. In December 2022, our Board updated the compensation amounts in the Non-Employee Director Compensation Policy, effective January 1, 2023, as follows: director cash retainer increased by $5,000 to $65,000, director equity compensation increased by $40,000 to $170,000 annually, Board chairman supplemental retainer increased by $10,000 to $70,000, and audit committee and compensation committee chairman supplemental retainers increased by $2,500 to $12,500 and $10,000, respectively.

The following table provides information for all compensation awarded to, earned by or paid to each person who served as a non-employee director in the fiscal year ending December 31, 2022. Mr. Roberts is not included in the table below because he did not receive additional compensation for his service as a director. The compensation received by Mr. Roberts as an employee is shown below in “Executive Compensation—Summary Compensation Table.”

The following table sets forth information concerning the compensation earned by or paid to our non-employee directors during fiscal 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Patrick Byrne	138,438	140,514	278,952
Douglas Davis	78,813	140,514	219,327
Michael Huerta	68,750	140,514	209,264
John Rexford	84,000	140,514	224,514
Cynthia Russo	77,500	140,514	218,014
Sarah Farrell	60,000	194,676	254,676

(1)
Amounts shown in this column reflect the total cash retainer earned by each director for Board and committee service during 2022.
(2)
Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each equity award granted in 2022, computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)
The aggregate dollar value of the 8,480 RSUs awarded to Patrick Byrne, Douglas Davis, Sarah Farrell, Michael Huerta, John Rexford and Cynthia Russo on August 5, 2022 is based on $16.57 per unit, the fair market value of our Class A Common Stock on August 5, 2022. Sarah Farrell also received 3,877 RSUs based on a share value of $13.97 per unit, the fair market value of our Class A Common Stock on May 11, 2022, representing a prorated value based on Ms. Farrell’s appointment to our Board on December 30, 2021.

We currently reimburse our directors for their reasonable out-of-pocket expenses in connection with attending meetings of our Board and committees. We have granted equity awards to our non-employee directors as compensation for their services. All of our non-employee directors hold RSUs.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 2:

Advisory Vote to Approve Executive Compensation

As required by Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. We currently plan to conduct this non-binding vote to approve executive compensation annually, with the next advisory vote taking place at the 2024 annual meeting of stockholders.

As described in the section entitled “Compensation Discussion and Analysis,” our executive compensation program is designed to drive and reward performance and align the compensation of our named executive officers with the interests of our stockholders. We believe that our compensation program effectively aligns the interests of our employees and our stockholders and rewards superior short-term and long-term financial and operational performance. Please read the section entitled “Compensation Discussion and Analysis” beginning on page 44 and the compensation tables and narrative disclosure that follow for specific details about our executive compensation program. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our named executive officers described in this Proxy Statement.

Accordingly, we are asking our stockholders to vote FOR the following resolution:

Resolved, that the stockholders hereby approve, on an advisory and non-binding basis, the compensation paid to Verra Mobility’s named executive officers, as disclosed in its proxy statement for the 2023 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.

Vote Required

The approval of this advisory proposal requires the affirmative vote of a majority of the votes cast by our stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon.

As an advisory vote, this proposal will not be binding on us, our Board or our compensation committee in any way. As such, the results of the vote will not create or imply any change to the fiduciary duties of any members of our Board. Notwithstanding the advisory non-binding nature of this vote, our Board values the opinions of our stockholders, and will consider the outcome of the vote when setting the frequency of the advisory vote on executive compensation.

At our 2022 annual meeting of stockholders, approximately 99% of the votes cast on the non-binding advisory vote (also known as a “say-on-pay” proposal) on the compensation of our named executive officers were voted in support of our executive compensation program, and our stockholders approved a proposal that we submit a say-on-pay vote to our stockholders on an annual basis.

Our Board recommends a vote FOR the approval, on an advisory non-binding basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 3:

Approval of the Amendment and Restatement of the 2018 Equity Incentive Plan

We are asking our stockholders to approve an amended and restated version of our Verra Mobility 2018 Equity Incentive Plan (the “2018 Plan”) to, among other things, increase the maximum number of shares available for awards by 5,000,000 shares (or approximately 3.34% of our outstanding Class A Common Stock as of the Record Date). Subject to our stockholders’ approval at the Annual Meeting, our Board approved an amended and restated version of the 2018 Plan (the “Amended and Restated Plan”) on March 27, 2023, based on the recommendation of the compensation committee. As further described below in “Compensation Best Practices,” the Amended and Restated Plan also includes terms and conditions that reflect best practices in governance and compensation.

If approved by our stockholders, the Amended and Restated Plan would be effective as of the date of the Annual Meeting and would replace the current version of the 2018 Plan. However, the terms and conditions of the Amended and Restated Plan, to the extent they differ from the terms and conditions of the 2018 Plan, would not apply to or otherwise impact outstanding awards previously granted under the 2018 Plan – such outstanding awards will continue in effect in accordance with their existing terms. If the Amended and Restated Plan is not approved by our stockholders, no awards will be made under the Amended and Restated Plan, and the 2018 Plan will remain in effect.

If approved, we intend to file a Registration Statement on Form S-8 relating to the issuance of additional common shares under the Amended and Restated Plan with the SEC pursuant to the Securities Act as soon as practicable after approval of the Amended and Restated Plan.

As further described below, the 2018 Plan provides for grants of equity awards to our executives and employees, as well as non-employee directors and consultants. The purpose of the 2018 Plan is to provide equity incentives to executives, employees, non-employee directors and consultants in order to align their interests with long-term stockholder interests, motivate and reward them for achieving long-term results and help us retain key executives and employees in a competitive market for talent. We believe that increasing the number of shares issuable under the 2018 Plan is necessary in order to allow us to continue to utilize equity awards to retain and attract the services of key individuals essential to our long-term growth and financial success and to further align their interests with those of our stockholders. We rely on equity awards to retain and attract key employees and non-employee Board members and believe that equity incentives are necessary for us to remain competitive with regard to retaining and attracting highly qualified individuals upon whom, in large measure, our future growth and success depend. The availability of an adequate number of shares available for issuance under the 2018 Plan is an important factor in fulfilling these purposes. Our Board recommends that you vote to approve the Amended and Restated Plan.

The Amended and Restated Plan includes the following material changes to the 2018 Plan: (i) subject to adjustment for certain changes in our capitalization, an increase in the aggregate number of shares that we may issue under awards under the plan by 5,000,000, so that the aggregate share reserve will be 15,864,000 shares, (ii) an increase in the aggregate number of shares that may be issued subject to incentive stock options by 5,000,000, so that the aggregate limit on shares that can be issued subject to incentive stock options will be 15,864,000 shares, (iii) inclusion of a minimum vesting period of one year for all awards (subject to certain exceptions), (iv) no dividends will be paid with respect to any shares of our Class A Common Stock subject to an award before the date such award vests and any dividend equivalents credited in respect of shares of our Class A Common Stock covered by an award will be subject to all of the same terms and conditions of the underlying award agreement to which they relate (including any vesting conditions applicable to the shares with respect to which such dividend equivalents are credited), (v) extends the term of the Amended and Restated Plan, (viii) provides that our Board or a committee may provide for certain acceleration of the vesting of awards in connection with a change in control to extent the awards are not assumed or continued by the acquiror in the transaction (or if the participant is involuntarily terminated if the awards are assumed or continued), and (ix) certain other changes. We believe that the amendments to the 2018 Plan are needed to account for our growth as well as changes in compensation best practices.

Determination of Share Reserve Increase

In making its recommendation to our Board to increase the 2018 Plan’s share reserve by 5,000,000 shares through the Amended and Restated Plan, our compensation committee considered the following factors:

•
Importance of Long-Term Equity Incentives. Long-term equity incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on creating long-term value for our stockholders, aligning executives’ interests with the interests of stockholders, and serving as an effective employment inducement and retention device that also fosters a pay-for-performance culture that is the foundation of our overall compensation philosophy. The compensation committee believes that our ability to continue to provide a competitive level of long-term equity incentives is critical to our continued success.

As of the Record Date, 3,569,090 shares of Class A Common Stock remained available for issuance under the 2018 Plan. If the Amended and Restated Plan is not approved, this remaining share pool will not be sufficient to fulfill our equity compensation program during the next several years. We may be compelled to increase the cash component of our employee and director compensation, which may not necessarily align compensation interests with the investment interests of our stockholders as effectively as the alignment provided by equity-based awards. Awards under the Amended and Restated Plan are intended to provide our employees and non-employee directors significant incentive to protect and enhance stockholder value. Replacing equity awards with cash would also increase compensation expense and exhaust cash that could be better utilized if reinvested in our businesses.

•
Historical Burn Rate and Equity Grant Practices. We are committed to managing our issuance of equity awards prudently to balance the benefits equity compensation brings to our compensation program with the dilution it causes our stockholders. As part of its analysis when considering adoption of the Amended and Restated Plan, the compensation committee considered our “burn rate,” or the number of shares subject to equity awards granted in each of the past three fiscal years expressed as a percentage of the weighted average number of shares outstanding for each of those fiscal years. Our three-year average burn rate is 1.09%. We believe that our historical burn rate and equity grant practices are reasonable for a company of our size in our industry, especially given our broad-based use of equity awards to compensate our employees and other key service providers. In 2020, 2021 and 2022, we granted equity awards representing a total of approximately 1,411,968 shares, 1,621,877 shares and 2,118,000 shares, respectively, as follows:

	2022	2021	2020
Total number of shares subject to options granted	846,235	731,524	719,577
Total number of shares subject to full value awards granted	1,271,765	890,353	692,391
Weighted-average shares of Class A Common Stock outstanding during the fiscal year	152,848,000	159,983,000	161,632,000
Burn rate	1.39%	1.01%	0.87%

•
Our future burn rate will depend on a number of factors, including the number of participants in the Amended and Restated Plan, the price per share of our Class A Common Stock, any changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure due to stock splits or similar events, the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.
•
Compensation Consultant Engagement. When deciding on an appropriate number of shares to add to the share reserve in the Amended and Restated Plan, the compensation committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) to help identify the appropriate number of additional shares that would be covered by the Amended and Restated Plan. Semler Brossy evaluated the value of available shares and plan awards as a percentage of our market capitalization and recommended that the addition of 5,000,000 shares to the 2018 Plan share reserve was reasonable. The compensation committee determined that Semler Brossy’s recommendation was reasonable.

•
Expected Duration. The compensation committee expects that the shares available for future awards, including the additional shares if the Amended and Restated Plan is approved, will be sufficient for currently anticipated awards under the Amended and Restated Plan through at least the next annual meeting of stockholders and likely through the next several years. Expectations regarding future share usage under the Amended and Restated Plan are based on a number of assumptions such as future growth in the population of eligible participants, including the need to make sizable inducement grants for hires made in the executive ranks and the consequences of potential future acquisitions, the rate of future compensation increases, the rate at which shares are returned to the reserve under the Amended and Restated Plan upon awards’ expiration, forfeiture or cash settlement, and the future performance of our stock price.

Overhang

The following table provides certain additional information regarding our equity incentive program.

As of March 24, 2023
Total number of shares of Class A Common Stock subject to outstanding stock options	1,522,633
Weighted-average exercise price of outstanding stock options	$13.62
Weighted-average remaining term of outstanding stock options	8.17 years
Total number of shares of Class A Common Stock subject to outstanding full value awards	2,776,957
Total number of shares of Class A Common Stock available for grant under the 2018 Plan	3,569,090
Total number of shares of Class A Common Stock available for grant under other equity incentive plans	—
Total number of shares of Class A Common Stock outstanding	149,769,629
Per-share closing price of Class A Common Stock as reported on Nasdaq	$17.01

Compensation Best Practices

In addition to increasing the applicable share reserve, the Amended and Restated Equity Incentive Plan incorporates a range of compensation best practices, including the following key features:

•
One-Year Minimum Vesting Period. All awards under the Amended and Restated Plan are subject to a minimum initial vesting period of one year, except with respect to (i) a participant’s death or disability or in certain circumstances in connection with a change in control, and (ii) awards that, in the aggregate, do not exceed 5% of the total number of shares available under the Amended and Restated Plan.
•
Dividend Restrictions. Any cash dividends payable with respect to the unvested portion of an award under the Amended and Restated Plan will be subject to the same restrictions applicable to the underlying shares, will be accrued and paid upon vesting of such award and will be subject to forfeiture on the same terms as the underlying awards.
•
Independent Administrator. Our compensation committee, which is comprised solely of independent, non-employee directors, is the administrator of the Amended and Restated Plan. The compensation committee may delegate administrative powers to officers and employees, but all determinations regarding awards to our employees, executive officers and non-employee directors must be made by the compensation committee or our Board of Directors.
•
No Evergreen Feature. The Amended and Restated Plan does not contain an “evergreen” provision that automatically increases the number of shares authorized for issuance under the plan.
•
Annual Non-Employee Director Limits on Awards. The Amended and Restated Plan includes limits on annual compensation paid to non-employee directors and provides that annual compensation awarded to any nonemployee director during each fiscal year, including both shares of stock subject to awards and any cash fees paid to such non-employee director, may not exceed $750,000 in total value.
•
Repricing is Not Allowed. The Amended and Restated Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our Class A Common Stock in exchange for cash or other stock awards under the Amended and Restated Plan without prior stockholder approval.
•
No Liberal Change in Control Definition. The change in control definition in the Amended and Restated Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the Amended and Restated Plan to be triggered.
•
Performance-Based Awards. The Amended and Restated Plan permits the grant of performance-based stock awards that vest or are earned only upon the attainment of specified performance goals.
•
No Single Trigger Accelerated Vesting Upon Change in Control. The Amended and Restated Plan does not provide for any automatic mandatory vesting of awards upon a change in control.
•
Awards Subject to Forfeiture/Clawback. Awards granted under the Amended and Restated Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property in certain circumstances.
•
Material Amendments Require Stockholder Approval. Consistent with Nasdaq rules, the Amended and Restated Plan requires stockholder approval of any material revisions to the Amended and Restated Plan.
•
Stock Ownership and Holding Guidelines. As further described in this Proxy Statement, our executives are required to comply with our stock ownership guidelines. Under these guidelines, our chief executive officer is required to own shares of our Class A Common Stock equal to the lesser of shares having a value of four times annual base salary or 230,000 shares, our chief financial officer is required to own shares of our Class A Common Stock equal to the lesser of shares having a value equal to two times annual base salary or 95,000 shares, and our other executives are required to own shares of our Class A Common Stock equal to the lesser of shares having a value equal to one times annual base salary or 40,000 shares, respectively. Each non-employee director is required to own shares of our Class A Common Stock with a value equal to three times his or her annual base cash retainer.

Summary of Material Terms of the Amended and Restated Plan

The following summary of the Amended and Restated Amended and Restated Plan is qualified in its entirety to the text of the Amended and Restated Plan as set forth on Appendix A to this Proxy Statement. You should read the complete text of the Amended and Restated Plan for additional details regarding the operation of the Amended and Restated Plan. Capitalized terms used but not defined in this section shall have the meaning ascribed to such term in the Amended and Restated Plan.

General. The purpose of the Amended and Restated Plan is to advance our interests and those of our stockholders by providing an incentive program that will enable us to attract, retain and award employees, consultants and non-employee directors in order to align their interests with long-term stockholder interests, motivate and reward them for achieving long-term results and help us retain key executives and employees in a competitive market for talent. These incentives are provided through the grant of stock options, stock appreciation rights restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards.

Authorized Shares. Subject to adjustment for certain capitalization events as provided in the Amended and Restated Plan, the maximum aggregate number of shares authorized for issuance under the Amended and Restated Plan is 15,864,000 shares. Such shares shall consist of authorized but unissued or reacquired shares or any combination thereof.

Share Counting. Each share made subject to an award will reduce the number of shares remaining available for grant under the Amended and Restated Plan by one share. If any award granted under the Amended and Restated Plan expires or otherwise terminates or is canceled for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by us for not more than the participant’s purchase price, the shares allocable to the terminated portion of the award or such forfeited or repurchased shares will again become available for issuance under the Amended and Restated Plan. If the exercise price is paid by attestation of ownership of shares or by means of a net exercise, then the number of shares available for issuance under the Amended and Restated Equity Plan will be reduced by the gross number of shares for which the option is exercised. Shares will not be treated as having been issued under the Amended and Restated Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or that are tendered in payment of the exercise price of an option will not be made available for new awards under the Amended and Restated Plan. Shares purchased in the open market with option exercise proceeds will not increase the maximum number of shares that may be issued under the Amended and Restated Plan. However, shares withheld or reacquired by us in satisfaction of a tax withholding obligation in connection with the vesting or settlement of any full value award (but not options) will not reduce the number of shares remaining available for the future grant of awards.

Adjustments for Capital Structure Changes. Appropriate and proportionate adjustments will be made to the number of shares authorized under the Amended and Restated Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our Class A Common Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than Class A Common Stock (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our Class A Common Stock. In such circumstances, the compensation committee also has the discretion under the Amended and Restated Plan to adjust other terms of outstanding awards as it deems appropriate.

Nonemployee Director Award Limits. Annual compensation awarded to any nonemployee director during each fiscal year, including both shares of stock subject to awards and any cash fees paid to such nonemployee director (but excluding expense reimbursements), may not exceed $750,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes).

Other Award Limits. To comply with applicable tax rules, the Amended and Restated Plan limits to 15,864,000 the number of shares that may be issued upon the exercise of incentive stock options granted under the Amended and Restated Plan.

Administration. The Amended and Restated Plan generally will be administered by the compensation committee of our Board, although our Board retains the right to appoint another of its committees to administer the Amended and Restated Plan or to administer the Amended and Restated Plan directly. Subject to the provisions of the Amended and Restated Plan, the compensation committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards and all of their terms and conditions. The compensation committee may, subject to certain limitations on the exercise of its discretion provided by the Amended and Restated Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The compensation committee will interpret the Amended and Restated Plan and awards granted thereunder, and all determinations of the compensation committee generally will be final and binding on all persons having an interest in the Amended and Restated Plan or any award.

The Amended and Restated Plan provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Amended and Restated Plan. All awards granted under the Amended and Restated Plan will be evidenced by a written or digitally signed agreement between us and the participant specifying the terms and conditions of the award, consistent with the requirements of the Amended and Restated Plan.

Prohibition of Option and SAR Repricing. The Amended and Restated Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the compensation committee or the Board may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

Eligibility. Awards may be granted to our employees, directors and consultants or any present or future parent or subsidiary corporation or other affiliated entity. Incentive stock options may be granted only to employees who, as of the time of grant, are our employees or any of our parent or subsidiary corporations. As of the Record Date, we had approximately 445 employees, including six executive officers, and six non-employee directors who would be eligible in the Amended and Restated Plan.

Stock Options. The compensation committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our Class A Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all of our classes of stock or any parent or subsidiary corporation (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of Class A Common Stock on the date of grant.

The Amended and Restated Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent, by means of a broker-assisted cashless exercise, by means of a net-exercise procedure, to the extent legally permitted, by tender to us of shares of Class A Common Stock owned by the participant having a fair market value not less than the exercise price, by such other lawful consideration as approved by the compensation committee, or by any combination of these. Nevertheless, the compensation committee may restrict the forms of payment permitted in connection with any option grant.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the compensation committee. The maximum term of any option granted under the Amended and Restated Plan is 10 years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the compensation committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for twelve months, but in any event the option must be exercised no later than its expiration date. If a participant’s service is terminated for cause or if, following the participant’s termination and during which any period the stock option remains exercisable, the participant engages in any act that would constitute cause, the stock option will terminate in its entirety and cease to be exercisable immediately upon such termination of service or act.

Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, an option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the compensation committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification.

Stock Appreciation Rights. The compensation committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of Class A Common Stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the compensation committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our Class A Common Stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of Class A Common Stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of Class A Common Stock whose fair market value on the exercise date equals the payment amount. At the compensation committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of Class A Common Stock. The maximum term of any stock appreciation right granted under the Amended and Restated Plan is 10 years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the compensation committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the compensation committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Restricted Stock Awards. The compensation committee may grant restricted stock awards under the Amended and Restated Plan either in the form of a restricted stock purchase right, giving a participant a right to purchase Class A Common Stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to us rendered by the participant. The compensation committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our Class A Common Stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the compensation committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be made subject to such restrictions. If a participant’s service terminates for any reason, whether voluntary or involuntary (including the participant’s death or disability), then (a) we will have the option to repurchase for the purchase price paid by the participant any shares acquired by the participant pursuant to a restricted stock purchase right which remain subject to vesting conditions as of the date of the participant’s termination of service and (b) the participant will forfeit to us any shares acquired by the participant pursuant to a restricted stock bonus which remain subject to vesting conditions as of the date of the participant’s termination of service.

Restricted Stock Units. The compensation committee may grant restricted stock units under the Amended and Restated Plan, which represent rights to receive shares of our Class A Common Stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to us. The compensation committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Restricted stock units may not be transferred by the participant. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of Class A Common Stock are issued in settlement of such awards. However, the compensation committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive cash or additional restricted stock units whose value is equal to any cash dividends we pay. Dividend equivalent rights will be made subject to the same vesting conditions and settlement terms as the original award. Unless otherwise provided by the compensation committee and subject to the terms of the Amended and Restated Plan, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service.

Performance Awards. The compensation committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the compensation committee determines in writing and sets forth in a written agreement between us and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of Class A Common Stock in the case of performance shares and a monetary value established by the compensation committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of Class A Common Stock (including shares of restricted stock that are subject to additional vesting) or any combination of these.

Prior to the beginning of the applicable performance period or such later date as determined by the compensation committee, the compensation committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of our business or financial performance and each subsidiary corporation consolidated with us for financial reporting purposes, or such division or business unit as may be selected by the compensation committee. The compensation committee, in its discretion, may base performance goals on one or more of the following such measures: revenue, sales, expenses, operating income, gross margin, operating margin, earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization, pre-tax profit, adjusted pre-tax profit, net operating income, net income, economic value added, free cash flow, operating cash flow, balance of cash, cash equivalents and marketable securities, stock price, earnings per share, return on stockholder equity, return on capital, return on assets, return on investment, total stockholder return, employee satisfaction, employee retention, market share, customer satisfaction, product development, research and development expense, completion of an identified special project and completion of a joint venture or other corporate transaction and personal performance objectives established for an individual participant or group of participants.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the compensation committee. The degree of attainment of performance measures will be calculated in accordance with our financial statements, generally accepted accounting principles, if applicable, or other methodology established by the compensation committee, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the compensation committee, excluding the effect (whether positive or negative) of changes in accounting standards or any unusual or infrequently occurring event or transaction occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the compensation committee will determine the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The compensation committee may make positive or negative adjustments to performance award payments to participants to reflect the participant’s individual job performance or other factors determined by the compensation committee. In its discretion, the compensation committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on our Class A Common Stock to the extent that the performance shares become vested. The compensation committee may provide for performance award payments in lump sums or installments.

Unless otherwise provided by the compensation committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of days of the participant’s service during the performance period. The compensation committee may provide similar treatment for a participant whose service is involuntarily terminated. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the Amended and Restated Plan provides that the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Cash-Based Awards and Other Stock-Based Awards. The compensation committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the compensation committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of Class A Common Stock, as determined by the compensation committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The compensation committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the compensation committee and set forth in the participant’s award agreement.

Change in Control. In the event of a Change in Control, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the compensation committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. The Amended and Restated Plan also authorizes the compensation committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect to each vested share (and each unvested share if so determined by the compensation committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of Class A Common Stock in the Change in Control transaction over the exercise or purchase price per share, if any, under the award. The compensation committee may provide that (i) if any awards are not assumed or continued in connection with a Change in Control or (ii) if any awards are assumed or continued in connection with a Change in Control but the holder of such awards is involuntarily terminated, then, in each case, the vesting of such awards subject to time-based vesting may be accelerated and any awards subject to performance-based vesting may be determined based on actual achievement of the performance goals through the date of the Change in Control or such awards may vest at target, prorated based on the period of the participant’s actual service during the applicable performance period. The vesting of all awards held by non-employee directors will be accelerated in full upon a Change in Control.

The Amended and Restated Plan provides that a “Change in Control” occurs upon: (i) a person (with certain exceptions described in the Amended and Restated Plan) acquiring direct or indirect beneficial ownership of 50% or more of the total fair market value or total combined voting power of our then-outstanding securities entitled to vote generally in the election of our Board, (ii) stockholder approval of our liquidation or dissolution, or (iii) the occurrence of any of the following events upon which our stockholders immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of our voting securities, our successor or the entity to which our assets were transferred: (a) a sale or exchange by our stockholders in a single transaction or series of related transactions of more than 50% of our voting stock, (b) a merger or consolidation in which we are a party, or (c) the sale, exchange or transfer of all or substantially all of our assets (other than a sale, exchange or transfer to one or more of our subsidiaries).

Minimum Vesting Requirements. Under the Amended and Restated Plan, no award will vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of the award; provided, however, that up to 5% of the authorized shares may be subject to awards which do not meet such vesting (and, if applicable, exercisability) requirements.

Dividends and Dividend Equivalents. The Amended and Restated Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our Class A Common Stock subject to an award, as determined by our Board and contained in the applicable award agreement; provided, however, that any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions).

Tax Withholding. We will have the right to deduct from any and all payments made under the Amended and Restated Plan, or to require the participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by us with respect to an award or the shares acquired pursuant thereto. We will have no obligation to deliver shares, to release shares from an escrow established pursuant to an award agreement, or to make any payment in cash under the Amended and Restated Plan until our tax withholding obligations have been satisfied by the participant.

We also have the right, but not the obligation, to deduct from the shares issuable to a participant upon the exercise or settlement of an award, or to accept from the participant the tender of, a number of whole shares having a fair market value, as determined by us, equal to all or any part of our tax withholding obligations. The fair market value of any shares withheld or tendered to satisfy any such tax withholding obligations will not exceed the amount determined by the applicable minimum statutory withholding rates (or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost). We may require a participant to direct a broker, upon the vesting, exercise or settlement of an award, to sell a portion of the shares subject to the award determined by us in our discretion to be sufficient to cover our tax withholding obligations and to remit an amount equal to such tax withholding obligations in cash.

Federal Excise Tax Under Section 4999 of the Code. The Amended and Restated Plan provides that, if any of the payments or benefits provided or to be provided by us to a participant, or for the participant’s benefit, pursuant to the terms of (i) the Amended and Restated Plan, (ii) an award agreement or (iii) otherwise, constitute parachute payments within the meaning of Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code or any similar tax imposed by state or local law, then the participant will be eligible for the greater of (a) the payments or benefits after payment of the excise tax or (b) the payments or benefits reduced to the extent necessary to avoid being subject to the excise tax.

Amendment, Suspension or Termination. The Amended and Restated Plan will continue in effect until its termination by the compensation committee, provided that no awards may be granted under the Amended and Restated Plan following the 10th anniversary of the Amended and Restated Plan’s effective date, which will be the date on which it is approved by the stockholders. The compensation committee may amend, suspend or terminate the Amended and Restated Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the Amended and Restated Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law or the rules of any stock exchange on which our shares are then listed. No amendment, suspension or termination of the Amended and Restated Plan may affect any outstanding award unless expressly provided by the compensation committee, and, in any event, may not have a materially adverse effect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Amended and Restated Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards. A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

Future Awards: Awards are subject to the discretion of the compensation committee, so the benefits or amounts that any participant or group of participants may receive in the future under the Amended and Restated Plan are not currently determinable.

Past Awards: As of the Record Date, the aggregate numbers of shares of Class A Common Stock made subject to awards granted to certain persons and groups under the 2018 Plan since its initial adoption in October 2018, of which the Amended and Restated Plan is a continuation, are as follows:

Name and Position	Number of Shares
David Roberts, President and Chief Executive Officer	2,256,581
Craig Conti, Executive Vice President and Chief Financial Officer	296,454
Steve Lalla, Executive Vice President, Commercial Services	247,202
Jonathan Baldwin, Executive Vice President, Government Solutions	150,602
Norman (Adam) Blake, President, T2 Systems	192,360
Patricia Chiodo, Former Executive Vice President and Chief Financial Officer	779,490
All Current Executive Officers as a Group(1)	3,209,032
All Current Directors who are not Executive Officers	158,073
All Employees, including current Officers who are not Executive Officers, as a Group	3,740,562

(1)
Current Executive Officers are Executive Officers holding office as of the Record Date, including David Roberts, Craig Conti, Steve Lalla, Jonathan Baldwin, Norman (Adam) Blake and Jonathan Keyser.

Required Vote and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will not be counted as a vote cast and will have no effect on the outcome of this vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

Our Board believes that the proposed adoption of the Amended and Restated Plan is in our best interests and those of our stockholders for the reasons stated above.

THEREFORE, OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE AMENDED AND RESTATED PLAN.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 4:

Ratification of Selection of Independent Registered Public Accounting Firm

Our audit committee has appointed EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit this selection for ratification by the stockholders at the Annual Meeting. EY has been our independent registered public accounting firm since the consummation of the Business Combination on October 17, 2018, and served as the independent registered public accounting firm for ATS from 2013 through the Business Combination.

Representatives of EY are expected to be present during the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, make a statement. Our Board is submitting this selection as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our Board will reconsider whether or not to retain that firm. Even if the selection is ratified, our Board may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests of us and our stockholders.

Vote Required

An affirmative vote from holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of EY.

Principal Accountant Fees and Services

The following table provides the aggregate fees for services provided by EY as our independent registered public accounting firms for the fiscal years ending December 31, 2022 and December 31, 2021, respectively.

	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2021
Type of Fees	($)	($)
Audit fees(1)	3,825,922	4,079,275
Audit-Related Fees(2)		120,000
Tax Fees(3)	41,200	—
Total fees	3,867,122	4,199,275

(1)
Audit Fees. Audit fees consist of fees for professional services rendered for the integrated audit of our year-end consolidated financial statements and related services that are provided by our independent registered public accounting firm in connection with statutory and regulatory filings, including the review of our quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q, fees paid for the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and foreign statutory audits.
(2)
Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)
Tax Fees. Tax fees consist of fees billed for tax consultation services for professional services relating to tax compliance, tax planning, and tax advice.

Audit Committee Approval

Our audit committee approved all of the foregoing services. Our audit committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our audit committee may also pre-approve particular services on a case-by-case basis. During 2022 and 2021, services provided by EY were pre-approved by the audit committee in accordance with this policy.

Our Board recommends a vote FOR the ratification of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Report of the Audit Committee

On behalf of our Board, our audit committee oversees the financial reporting process, which includes establishing and maintaining internal controls and preparing the Company’s consolidated financial statements, for which management has responsibility. Our independent registered public accounting firm, EY, is responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with United States generally accepted accounting principles and expressing an opinion as to the effectiveness of the Company’s internal controls over financial reporting.

Our audit committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2022 with our management. The audit committee has discussed with its independent registered public accounting firm, EY, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as issued by the Public Company Accounting Oversight Board (“PCAOB”). Our audit committee has also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the EY’s communications with our audit committee concerning independence, and has discussed with EY its independence. Based on the foregoing, our audit committee has recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

The Audit Committee

John Rexford (Chair)

Patrick Byrne

Cynthia Russo

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our Class A Common Stock as of the Record Date:

▪
each of our named executive officers;
▪
each of our directors;
▪
all directors and executive officers as a group; and
▪
each person, or group of affiliated persons, known by us to beneficially own more than five percent of our Class A Common Stock.

The percentage of shares beneficially owned shown in the table is based on 149,769,629 shares of Class A Common Stock outstanding as of the Record Date. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our Class A Common Stock underlying warrants, stock options and time-based RSUs held by the person that are currently exercisable or exercisable within 60 days of the Record Date. However, we did not deem such shares of our Class A Common Stock outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of our Class A Common Stock shown as beneficially owned by them. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted below, the address for persons listed in the table is c/o Verra Mobility Corporation, 1150 North Alma School Road, Mesa, Arizona 85201. The information provided in the table below is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned Class A Common Stock Shares(1)	% of Voting Power(†)
5% Beneficial Owners
BlackRock, Inc.(2)	21,913,572	14.63%
The Vanguard Group(3)	16,375,397	10.93%
Inclusive Capital Partners, L.P.(4)	10,395,815	6.94%
Darlington Partners Capital Management, LP(5)	9,537,546	6.37%
Named Executive Officers
David Roberts(6)	1,065,307	*
Craig Conti(7)	84,739	*
Steve Lalla(8)	53,102	*
Norman (Adam) Blake(9)	28,273	*
Jonathan Baldwin(10)	21,379	*
Jonathan Keyser	—	*
Patricia Chiodo(11)	109,705	*
Directors(12)
Patrick Byrne	22,639	*
Douglas Davis	32,341	*
Sarah Farrell	8,480	*
Michael Huerta	17,170	*
John Rexford	51,275	*
Cynthia Russo	32,341	*
All directors and executive officers as a group (13 persons)(13)	1,526,751	1.02%

* Denotes less than 1%.

(†) Each share of Class A Common Stock will be entitled to one vote per share.

(1)
Includes shares of Class A Common Stock issuable pursuant to derivatives exercisable within 60 days of the Record Date.
(2)
Based on information contained in a Schedule 13G filed on March 8, 2023, BlackRock, Inc. beneficially owns 21,913,572 shares of Class A Common Stock, including (i) sole voting power over 21,747,019 of the reported shares, (ii) shared voting power over zero of the reported shares, (iii) sole dispositive power over 21,913,572 of the reported shares, and (iv) shared dispositive power over zero of the reported shares. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(3)
Based on information contained in a Schedule 13G filed on March 10, 2023, The Vanguard Group beneficially owns 16,375,397 shares of Class A Common Stock, including (i) sole voting power over zero of the reported shares, (ii) shared voting power over 239,008 of the reported shares, (iii) sole dispositive power over 15,993,496 of the reported shares, and (iv) shared dispositive power over 381,901 of the reported shares. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)
Based on information contained in a Schedule 13D filed on January 4, 2022, Inclusive Capital Partners, L.P. beneficially owns 10,395,815 shares of Class A Common Stock, including (i) sole voting power over zero of the reported shares, (ii) shared voting power over 10,395,815 of the reported shares, (iii) sole dispositive power over zero of the reported shares, and (iv) shared dispositive power over 10,395,815 of the reported shares. The business address of Inclusive Capital Partners, L.P. is 1170 Gorgas Avenue, San Francisco, California 94129.
(5)
Based on information contained in a Schedule 13G filed on February 14, 2023, Darlington Partners Capital Management, LP beneficially owns 9,537,546 shares of Class A Common Stock, including (i) sole voting power over zero of the reported shares, (ii) shared voting power over 9,537,546 of the reported shares, (iii) sole dispositive power over zero of the reported shares, and (iv) shared dispositive power over 9,537,546 of the reported shares. The business address of Darlington Partners Capital Management, LP 300 Drakes Landing Road, Suite 290, Greenbrae, California 94904.
(6)
Consists of (i) 568,370 shares of Class A Common Stock held by Mr. Roberts, (ii) 219,745 shares of Class A Common Stock held by David & Kimberly Roberts Family Trust UA dated 12/13/2006 for the benefit of Mr. Roberts and of which Mr. Roberts is a trustee, and (iii) 277,192 stock options held by Mr. Roberts.
(7)
Consists of (i) 69,792 RSUs and (ii) 14,947 unvested stock options, which vest on May 11, 2023, held by Mr. Conti.
(8)
Consists of (i) 13,236 shares of Class A Common Stock and (ii) 39,866 stock options held by Mr. Lalla.
(9)
Consists of (i) 7,490 shares of Class A Common Stock and (ii) 20,783 stock options held by Mr. Blake.
(10)
Consists of (i) 10,916 RSUs and (ii) 10,463 unvested stock options, which vest on May 11, 2023, held by Mr. Baldwin.
(11)
Consists of (i) 99,705 shares of Class A Common Stock held by Ms. Chiodo and (ii) 10,000 shares of Class A Common Stock held by Patricia D Chiodo Revocable Living Trust for the benefit of Ms. Chiodo and of which Ms. Chiodo is a trustee, as reported in Ms. Chiodo’s last Form 4, dated March 7, 2022, prior to her retirement on April 23, 2022.
(12)
Shares listed for certain non-employee directors include 8,480 shares of Class A Common Stock issuable upon the vesting of 8,480 RSUs held by each of Patrick Byrne, Douglas Davis, Sarah Farrell, Michael Huerta, John Rexford and Cynthia Russo, which will vest prior to the Annual Meeting. See the section titled “Non-Employee Director Compensation” above.
(13)
Includes directors, nominees and current executive officers, which consists of the following 13 individuals: Patrick Byrne (director), Douglas Davis (director), Michael Huerta (director), Sarah Farrell (director), John Rexford (director), Cynthia Russo (director), David Roberts (officer and director), Steve Lalla (officer), Jonathan Baldwin (officer), Norman (Adam) Blake (officer), Craig Conti (officer), Jonathan Keyser (officer) and Patricia Chiodo (former officer).

Executive Officers

The following is biographical information for the executive officers, and all persons chosen to become executive officers, as of the date of this Proxy Statement:

Name	Age	Position
David Roberts	52	President and Chief Executive Officer
Craig Conti	45	Executive Vice President and Chief Financial Officer
Steve Lalla	60	Executive Vice President, Commercial Services
Jonathan Baldwin	48	Executive Vice President, Government Solutions
Norman (Adam) Blake	49	President, T2 Systems
Jonathan Keyser	41	Executive Vice President and Chief Legal Officer

David Roberts has served as Verra Mobility’s President and Chief Executive Officer since the consummation of the Business Combination and served as the President and Chief Executive Officer of ATS from May 2018 until the Business Combination. He served as ATS’ Chief Operating Officer from August 2014 to May 2018. Mr. Roberts brings more than 24 years of management experience to Verra Mobility. Prior to Verra Mobility, from April 2012 to August 2014, Mr. Roberts was the President and Chief Executive Officer of BillingTree, a multi-channel electronic payment platform company. Prior to joining BillingTree, from August 2008 to March 2012, Mr. Roberts was a Managing Director at Bank of America Merrill Lynch, leading the Equity Plan Services business. Mr. Roberts joined Bank of America Merrill Lynch via its acquisition of Equity Methods, where he served as Chief Executive Officer.

Craig Conti has served as Verra Mobility’s Executive Vice President and Chief Financial Officer since April 2022. Mr. Conti’s previous global financial leadership roles included serving as the CFO for ITW’s welding business, and leading financial planning and analysis for GE Healthcare’s IT business. Mr. Conti began his career at GE, where he gained a wide range of finance, operations and strategy experience over the course of 15 years. He holds an MBA from the Kellogg School of Business at Northwestern University, and he earned a Bachelor of Science in Finance from Siena College.

Steve Lalla has served as Verra Mobility’s Executive Vice President, Commercial Services since February 2021. Prior to Verra Mobility, he spent more than 30 years leading global, transformational changes at technology providers such as Vertiv, Dell and Motorola. At Vertiv, as Executive Vice President, he oversaw a global portfolio that included services and software solutions for power, thermal and industrial products. At Dell, Mr. Lalla held leadership roles in Commercial PC, PC Accessories, and Cloud and Data Security. Prior to Dell, he led the Mass Market cellular phone business at Motorola.

Jonathan Baldwin joined the Company as Verra Mobility’s Executive Vice President, Government Solutions in April 2022. Mr. Baldwin previously served as President of Fortive’s Gems, Sensors and Controls business, a global supplier of industrial sensors and control components. Prior to joining Fortive, Mr. Baldwin served as the General Manager for Texas Instruments’ Precision Signal Path business unit. He also held leadership roles in marketing, business development and strategy for National Semiconductor Corporation, Samplify Systems, Inc. and Analog Devices, Inc. He began his career at Raytheon Technologies as a systems engineer. Mr. Baldwin earned an MBA and a Master of Science in Electrical Engineering from Northeastern University in Boston, and a bachelor of science in electrical engineering from the University of Connecticut.

Norman (Adam) Blake joined the Company when Verra Mobility acquired T2 Systems, Inc. (“T2 Systems”), in December 2021. Mr. Blake served as President and Chief Executive Officer of T2 Systems from 2016 to 2021 and served as President and Chief Operating Officer of T2 Systems from 2015 to 2016. Prior to T2 Systems, Mr. Blake served as Vice President and General Manager at NCR Corporation, a global leader in consumer transaction technologies, where he oversaw a global portfolio that included software, hardware and services for their retail line of business. Mr. Blake has worked for more than 20 years in the technology industry and has extensive experience in operations, product development, sales and strategy.

Jonathan Keyser joined the Company as its Executive Vice President and Chief Legal Officer in December 2022. Prior to joining Verra Mobility, Mr. Keyser served as Vice President and General Counsel of Honeywell Performance Materials and Technologies (PMT), a business unit of Honeywell International that develops process technologies, automation solutions, advanced materials, hardware, chemicals, services and industrial software. Mr. Keyser previously served as Vice President and General Counsel of Honeywell UOP and Aerospace Integrated Supply Chain business units. Prior to Honeywell, Mr. Keyser served as Assistant General Counsel and Managing Counsel at Harley-Davidson Motor Company and was an attorney at Hogan Lovells US LLP. Between 2014 and 2016, Mr. Keyser served as a member of the Colorado State House of Representatives. Mr. Keyser holds a Bachelor of Science degree from the United States Air Force Academy and a law degree from the University of Denver Sturm College of Law.

Executive Compensation

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (the “CD&A”) describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers. This CD&A also describes our executive compensation philosophy, objectives and design, as well as the manner in which we award, and our named executive officers earn, such compensation. Finally, this CD&A is intended to supplement the data presented in the Summary Compensation Table and other compensation tables that follow the CD&A.

Our named executive officers, consisting of our PEO, principal financial officer, the next three most highly compensated executive officers as of December 31, 2022 and a former principal financial officer, are listed below. For purposes of this disclosure, we define “executive officer” as the president, any executive vice president in charge of a principal business unit or function, and any other officer or person who performs a policy making function for us.

▪
David Roberts, President and Chief Executive Officer;
▪
Craig Conti, Executive Vice President and Chief Financial Officer;
▪
Steve Lalla, Executive Vice President, Commercial Services;
▪
Jonathan Baldwin, Executive Vice President, Government Solutions;
▪
Norman (Adam) Blake, President, T2 Systems; and
▪
Patricia Chiodo, Former Executive Vice President and Chief Financial Officer(1).
(1)
Ms. Chiodo retired effective April 23, 2022.

Executive Summary

Key Compensation Highlights

Verra Mobility’s executive compensation program was designed to be consistent with its executive compensation principles, objectives, and commitment to sound corporate governance, as summarized below.

▪
Moderate increases to target cash compensation. Target cash compensation increases for our named executive officers were made in March 2022 and ranged from approximately 3.0% to 7.3%.
▪
Annual Incentive Program. We implemented the Verra Mobility Corporation Short-Term Incentive Plan (the “Bonus Plan”) for fiscal year 2022. The Bonus Plan implemented an annual performance period (with the potential for a progress payment mid-year), reduced the individual performance weighting, adjusted the weightings within the financial factor and implemented a new strategic multiplier to the annual incentive design. We exceeded our consolidated revenue and EBITDA targets for the performance period under the Bonus Plan and paid cash bonuses to eligible participants, as applicable. For 2023, we determined to eliminate the potential for a progress payment, reduce the individual performance weighting, adjust the weightings within the financial factor and adjust the strategic multiplier.
▪
Long-term incentive program. Following our first full year as a publicly traded company in 2019, the compensation committee approved a new long-term incentive program beginning fiscal 2020 that consists of a mix of performance share units (“PSUs”) based on relative total stockholder return, stock options and RSUs intended to strengthen the alignment between pay outcomes and Company performance. We exceeded comparator group median total stockholder return for the 2020-2022 performance period and delivered shares subject to PSU awards granted in 2020 to eligible participants.

For PSUs granted in 2022 and beyond, we adjusted our comparator group for relative total stockholder return to be the S&P 1000 Index with a target performance set at the 55th percentile.
▪
Ownership guidelines for our non-employee directors and executives. Our compensation committee adopted stock ownership guidelines to further align the interests of our non-employee directors and executives with those of our stockholders. Beginning in fiscal 2020, non-employee directors and executives are expected to accumulate and hold a minimum number of shares of the Verra Mobility stock.
▪
Clawback policy. Our Board has adopted a clawback policy that allows us to recapture amounts paid or equity issued to our executives under certain circumstances. This policy is in addition to the clawback policy in the 2018 Plan approved by stockholders.

Compensation Philosophy and Objectives

Our compensation philosophy is primarily driven by our commitment to aligning our executive compensation with the interests of our stockholders by emphasizing performance-based incentive compensation focused on objectives that our Board believes have a significant impact on stockholder value. We recognize that an effective compensation strategy and philosophy is critical to recruiting, incentivizing and retaining key employees who contribute to the achievement of our short-term and long-term success and thereby create value for our stockholders. Therefore, our executive compensation program is designed to reinforce the following objectives:

▪
reward our named executive officers for sustained financial and operating performance, strong leadership and individual performance;
▪
align our named executive officers’ interests with the interests of our stockholders; and
▪
encourage our successful named executive officers to remain with us for the long term.

Underpinning our compensation philosophy is our belief that Verra Mobility is a growth company with the potential to have a significant impact on the global smart mobility technology solutions and services industry. Achieving that potential should result in value creation for our stockholders. Thus, we believe that management’s incentives, our annual goals, and the long-term goals set by our compensation committee and our Board should reflect that growth orientation.

Elements of Our Executive Compensation Program

Our compensation program in 2022 consisted of base salary, annual cash incentives, stock options, RSUs and PSUs. The following table summarizes the primary elements and objectives of our 2022 compensation program for executive officers, including our named executive officers.

Element	Description	Primary Objectives
Base Salary	Ongoing cash compensation based on the executive officer’s role and responsibilities, individual job performance, and experience.	▪ Recruitment and retention
Annual Cash Incentive (Annual Incentive Bonus Plan)

Annual incentive with target award amounts for each executive officer. Actual cash payouts are linked to achievement of annual Company goals and individual performance. For 2022, payouts could range from 0%-150% of target depending on the relevant metric.

▪ Drive top-tier performance
▪ Incentivize and reward
Long-Term Incentives

David Roberts, Craig Conti, Steve Lalla, Jonathan Baldwin and Norman (Adam) Blake received annual equity awards during 2022, comprised of a combination of stock options, RSUs and PSUs. Stock options and RSUs vest over four years in equal installments. PSUs vest three years from the grant date and are based on the achievement of milestones based on our three-year relative total shareholder return (“TSR”).

▪ Drive top-tier performance
▪ Align with stockholders’ interests
▪ Link realized value entirely to stock price appreciation
▪ Retention

(1)
As disclosed herein, Ms. Chiodo retired effective April 23, 2022. In connection with Ms. Chiodo’s retirement, the compensation committee accelerated the vesting date for 145,388 RSUs, representing the final tranche of RSUs granted on October 23, 2018 in connection with the Business Combination. Ms. Chiodo forfeited 23,586 RSUs and all unvested stock options and PSUs.

Executive Pay Mix

Our compensation approach is to deliver a significant portion of compensation in the form of at-risk, performance-based components, and in 2022, a significant portion of our executive compensation consisted of variable, at-risk compensation. Approximately 86% of our Chief Executive Officer’s compensation for 2022 was delivered in variable compensation elements, and approximately 84% of our other named executive officers’ overall compensation, on average, was delivered in at-risk variable compensation.

Compensation Decision-Making Process

Our compensation committee has numerous tools at its disposal to help us accomplish our short- and long-term performance goals. Our compensation committee generally chooses to utilize those tools as follows in its administration and oversight of our executive compensation program.

Role of the Compensation Committee

Our compensation committee works closely with its independent compensation consultant, Semler Brossy, and meets regularly, including in executive session without members of management present, to make decisions concerning our executive compensation program and on the compensation of our Chief Executive Officer and other executive officers. The compensation committee reviews a variety of market data and information, including company peers, compensation information in the technology industry and general economic trends, and considers the recommendations of its compensation consultant when making compensation decisions. The compensation committee chair reports on the compensation committee’s actions at each regular Board meeting. The compensation committee’s responsibilities include, among other things, reviewing and approving (or making recommendations to our Board, as applicable, regarding):

▪
our compensation philosophy, objectives and policies;
▪
amounts and form of compensation to executives;
▪
annual and long-term incentive targets and performance goals;
▪
achievement of goals in annual and long-term incentive plans;
▪
non-employee director compensation;
▪
the peer companies used for assessing market compensation levels, pay practices and performance; and
▪
CD&A disclosure in the annual proxy statement.

The full description of our compensation committee’s authority and responsibilities is provided in our compensation committee charter, which is available on our investor relations website.

Role of the Independent Compensation Consultant

Our compensation committee retained Semler Brossy to serve as its independent compensation consultant for fiscal year 2022. Semler Brossy was engaged to assist our compensation committee with a variety of tasks related to 2022 executive compensation, which included, among other things, evaluating the impact of COVID-19 on the committee’s compensation-related decisions, conducting and presenting the annual review of the total compensation packages for our executive officers, including base salary, cash bonuses, long-term incentives and total direct compensation, reviewing market data on compensation, reviewing and assessing the annual and long-term incentives currently provided to executives and future awards, aligning and testing performance-related pay, reviewing non-employee directors’ compensation, reviewing our peer group, and understanding and responding to market compensation trends. Our compensation committee assessed the independence of Semler Brossy pursuant to the rules prescribed by the SEC and Nasdaq and concluded that no conflict of interest existed in 2022 that would have prevented Semler Brossy from serving as an independent consultant to our compensation committee.

Role of Management

When making decisions on executive compensation, our compensation committee considers input from our Chief Executive Officer, who provides his evaluation of each executive officer’s performance to the committee and makes recommendations with respect to base salary and target incentives, incentive awards and equity awards for each executive officer other than himself. This recommendation is considered by our compensation committee, which makes its own ultimate determinations. No member of management, including our Chief Executive Officer, is present during the deliberation of his or her own compensation decisions.

Competitive Market Information

Our compensation committee considered competitive market practices when setting total pay levels for 2022. However, competitive market data is only one of several resources made available to the committee to assist it in setting executive compensation levels. The compensation committee also considers individual-specific factors, such as individual performance, experience and level and scope of responsibilities, company performance and economic conditions. Our compensation committee does not use a formula or fixed target to determine compensation.

In setting compensation, our compensation committee compares base salaries, annual incentive opportunities, and long-term compensation for our executive officers against to a peer group of companies with similar revenue, market capitalization and EBITDA characteristics. Our compensation committee regularly reviews the composition of the peer group and makes modifications as appropriate. A comprehensive review was conducted in April 2022. We believe these peer group companies on the whole are:

▪
appropriate in size (considering revenue, net income, market capitalization, EBIT, enterprise value and assets);
▪
companies with which we are likely to compete for executive talent; and/or
▪
companies that share a similar business model or similar business content in one or more areas.

Our peer group consisted of the following companies:

ACI Worldwide	Alarm.Com Holdings, Inc.	Aspen Technology
Badger Meter	Blackbaud	Cerence
CSG Systems	EVERTEC, Inc.	EVO Payments
ExlService Holdings	WEX Inc.	Guidewire Software
Manhattan Associates	SP Plus Corporation	OSI Systems
Q2 Holdings

In addition to these peer companies, the compensation committee also reviews pay data from compensation surveys, where relevant, as an additional reference point when setting executive compensation levels.

2022 Compensation Decisions

Base Salary

Base salary is a fixed element within a total compensation package intended to attract and retain the talent necessary to successfully manage our business and execute our business strategies. Base salary for our named executive officers is established based on the scope of their responsibilities, taking into account relevant experience, internal pay equity, tenure and other factors deemed relevant. The table below shows the annualized base salary for each named executive officer for 2022 and 2021. Base salary increases for 2022 were approved by our Board and compensation committee in February 2022 to more closely align compensation levels with market data. Base salaries for Mr. Conti and Mr. Baldwin were approved by our compensation committee in connection with their appointments.

	Base Salary ($)
Name	2022	2021	Change (%)
David Roberts	590,000	550,000	7.3
Craig Conti	450,000	N/A	N/A
Steve Lalla	420,000	400,000	5.0
Jonathan Baldwin	385,000	N/A	N/A
Norman (Adam) Blake	350,210	340,000	3.0
Patricia Chiodo	411,045	411,045	-

Annual Incentive Bonus Plan

During 2022, we sponsored the Bonus Plan for our employees who were active, full-time employees in management levels or higher, and who were approved for participation by our Chief People Officer and Chief Executive Officer. Participation for our executive officers was determined by the compensation committee. Participants in the Bonus Plan, which included our named executive officers, were eligible to receive cash bonus payments based on our (and segment, if applicable) performance during two performance periods, corresponding with the two halves of the year, and individual performance over the course of the full fiscal year. For 2022, the annual bonus targets for our named executive officers remained unchanged from the prior year and were established as a percentage of base salary as follows:

Name	Target Award % (% of Base Salary)
David Roberts	100%
Craig Conti	75%
Steve Lalla	75%
Jonathan Baldwin	75%
Norman (Adam) Blake	75%
Patricia Chiodo	75%

The Bonus Plan consists of an annual performance period with a potential first-half progress payment (“Progress Payment”) corresponding with the first half of the year. Payment of bonuses to our named executive officers is based on the achievement of our revenue and adjusted EBITDA targets and each of our segments for the plan year, as well as an individual performance measure. The revenue and adjusted EBITDA targets are determined by our Chief Financial Officer and approved by our compensation committee, and are subject to adjustment by the application of an operational modifier (consisting of performance against key strategic objectives applicable to the participant based on the participant’s designation). Progress Payments are capped at 100% of the participant’s target bonus allocated to financial factors and any payout in excess of 100% of the participant’s target bonus is paid at the end of the plan year, if any. We define adjusted EBITDA as earnings before interest, taxes, depreciation and amortization determined on the basis of the financial statements prepared for the plan year, as adjusted in our Board’s discretion by removing irregular, one-time or non-recurring items.

	Performance Metric Weighting
Name	Consolidated Revenue	Consolidated Adjusted EBITDA	Business Unit Revenue	Business Unit Adjusted EBITDA	Individual Performance
David Roberts	32%	48%			20%
Craig Conti	32%	48%			20%
Steve Lalla			32%	48%	20%
Jonathan Baldwin			32%	48%	20%
Norman (Adam) Blake			32%	48%	20%
Patricia Chiodo	32%	48%			20%

Our consolidated revenue for fiscal year 2022 was approximately $741.6 million, which correlated to approximately 100.3% against the consolidated revenue target. Our consolidated adjusted EBITDA for fiscal year 2022 was approximately $338.5 million, which correlated to approximately 101.6% against the consolidated adjusted EBITDA target. Our Commercial Services revenue for fiscal year 2022 was approximately $326.0 million, which correlated to approximately 112.1% against the Commercial Services revenue target for fiscal year 2022. Our Commercial Services adjusted EBITDA for fiscal year 2022 was approximately $208.5 million, which correlated to approximately 120.0% against the Commercial Services adjusted EBITDA target. Our Government Solutions revenue for fiscal year 2022 was approximately $336.7 million, which correlated to approximately 95.1% against the Government Solutions revenue target for fiscal year 2022. Our Government Solutions adjusted EBITDA for fiscal year 2022 was approximately $115.8 million, which correlated to approximately 84.1% against the Government Solutions adjusted EBITDA target for fiscal year 2022. Our Parking Solutions revenue for fiscal year 2022 was approximately $79.0 million, which correlated to approximately 83.7% against the Parking Solutions revenue target for fiscal year 2022. Our Parking Solutions adjusted EBITDA for fiscal year 2022 was approximately $14.2 million, which correlated to approximately 65.7% against the Parking Solutions adjusted EBITDA target for fiscal year 2022. Strategic priorities underlying the operational modifier for fiscal year 2022 were related to strategic growth opportunities and operational efficiencies, and the compensation committee determined the operational modifiers for Consolidated (Shared Services), Commercial Services, Government Solutions and Parking Solutions were 1.045, 1.05, 1.05 and 1.0, respectively.

While Parking Solutions did not meet the revenue and adjusted EBITDA thresholds for bonus eligibility in fiscal year 2022, the compensation committee determined in its discretion to deliver a payout of approximately 70% of target bonus to Mr. Blake. The compensation committee determined to make this payout in recognition of strong integration, progress and future positioning of the T2 Systems acquisition, and increasing momentum around customer retention in the later part of fiscal 2022. The compensation committee has not exercised upward discretion for annual incentive outcomes in our history as a public company, however, it believes that a payout of approximately 70% of target reflects the overall performance and contributions of Mr. Blake in 2022.

	Performance Metric Goals and Achievement ($MM)
Performance Metric	<Threshold	Threshold	Target	Maximum	2022 Actual Performance(1)		Payout as a % of Target(2)
Payout as a % of Target	0%	50%	100%	150%
Consolidated
Revenue	<$628.5	$628.5	$739.4	$887.2	$741.6		105.0%
Adjusted EBITDA	<$283.1	$283.1	$333.1	$399.7	$338.5		107.5%
Commercial Services Business Unit
Revenue	<$247.3	$247.3	$290.9	$349.1	$326.0		130.0%
Adjusted EBITDA	<$147.7	$147.7	$173.8	$208.6	$208.5		150.0%
Government Solutions Business Unit
Revenue	<$301.0	$301.0	$354.1	$424.9	$336.7		96.7%
Adjusted EBITDA	<$117.1	$117.1	$137.7	$165.3	$115.8		60.0%
Parking Solutions Business Unit
Revenue	<$80.2	$80.2	$94.4	$113.3	$79.0	(3)	0.0%
Adjusted EBITDA	<$18.3	$18.3	$21.6	$25.9	$14.2		0.0%

(1)
For purposes of calculating annual incentive plan payouts for fiscal year 2022, we increased 2022 Actual Performance for Consolidated and Government Solutions revenue and adjusted EBITDA by $3.88 million and $12.6 million, respectively, to address, among other things, foreign exchange rate movements and accounting differences between IFRS and US GAAP related to the acquisition of Redflex Holdings Limited.
(2)
Payout as a percent of target was based on the performance inclusice of the adjustments to Consolidated and Government Solutions revenue and adjusted EBITDA as described above.
(3)
Parking Solutions did not meet the revenue and adjusted EBITDA threshold for bonus eligibility in fiscal year 2022. The compensation committee approved a special year-end bonus of approximately 70% of target bonus for Mr. Blake as described above.

Verra Mobility Corporation 2018 Equity Incentive Plan

The Verra Mobility 2018 Equity Incentive Plan (the “2018 Plan”) was approved by our stockholders on October 17, 2018, after being adopted by our Board on July 10, 2018, subject to stockholder approval. Awards made under the 2018 Plan allow us to attract new key employees, to continue to retain existing key employees, directors and other service providers for our and our stockholders’ long-term benefit and to align the interests of our employees, directors and other service providers with the interests of our stockholders. The 2018 Plan authorizes the compensation committee to provide incentive compensation in the form of stock options, restricted stock and stock units, performance shares and units, other stock-based awards and cash-based awards. The maximum aggregate number of shares authorized for issuance under the 2018 Plan is 10,864,000, and such shares shall consist of authorized but unissued or reacquired shares or any combination thereof.

2022 Long-Term Incentive Program

For 2022, our compensation committee approved awards of long-term incentives to our named executive officers comprised of RSUs, stock options and PSUs. RSUs and stock options vest in four equal annual installments beginning on the first anniversary of the grant date. PSUs vest three years from the grant date based on the achievement of our three-year TSR relative to a select group of companies within the data processing and outsourced services industry.

Restricted Stock Units

RSUs granted under the 2018 Plan represent rights to receive shares of our Class A Common Stock at a future date determined in accordance with the participant’s award agreement. Unless otherwise authorized by the compensation committee, one quarter of the 2022 RSU awards vested on the first anniversary of the grant date and one quarter of the award will vest annually thereafter, such that the entire award vests by the fourth anniversary of the grant date, subject to the participant’s continued service on each applicable vesting date. RSUs may not be transferred by the participant. Participants have no voting rights or rights to receive cash dividends with respect to RSUs until shares of stock are issued in settlement of such awards. Unless otherwise provided by our compensation committee, a participant will forfeit any RSUs which have not vested prior to the participant’s termination of service.

On May 11, 2022, we granted the following number of RSUs to our named executive officers:

▪
David Roberts – 64,424 RSUs;
▪
Craig Conti – 150,323 RSUs(1);
▪
Steve Lalla – 21,475 RSUs;
▪
Jonathan Baldwin – 43,665 RSUs; and
▪
Norman (Adam) Blake – 43,951 RSUs(2).

(1) The RSUs granted to Mr. Conti on May 11, 2022 are comprised of two awards pursuant to his executive employment agreement. One award was for 21,475 RSUs subject to annual time-based vesting of 25% increments on each of the first four anniversaries of the grant date. The second award was for 128,848 RSUs subject to annual time-based vesting of 50% increments on each of the first two anniversaries of the grant date.

(2) The RSUs granted to Mr. Blake on May 11, 2022 are comprised of two awards. The first award, for 28,919 RSUs, was pursuant to his executive employment agreement, and is subject to annual time-based vesting of 25% increments on each of the first four anniversaries of the grant date. The second award, for 15,032 RSUs, was part of Mr. Blake’s annual long-term incentive award for 2022.

Ms. Chiodo did not receive a grant of RSUs in 2022 in anticipation of her retirement. In connection with Ms. Chiodo’s departure, the compensation committee accelerated the vesting date for 145,388 RSUs, representing the final tranche of RSUs granted on October 23, 2018. Ms. Chiodo forfeited 23,586 RSUs when she retired.

Stock Options

Stock options granted under the 2018 Plan represent options to purchase certain shares of Class A Common Stock at a future date determined in accordance with the participant’s award agreement. Stock options expire at the 10th anniversary of the grant date. Stock options may not be transferred by the participant. Unless otherwise provided by the compensation committee, a participant will forfeit any stock options which have not vested prior to the participant’s termination of service.

On May 11, 2022, we granted the following number of stock options to our named executive officers:

▪
David Roberts – 180,723 stock options;
▪
Craig Conti – 59,791 stock options;
▪
Steve Lalla – 60,241 stock options;
▪
Jonathan Baldwin – 41,854 stock options; and

▪
Norman (Adam) Blake – 83,133 stock options(1).

(1) The stock options granted to Mr. Blake on May 11, 2022 are comprised of two awards. The first award, for 40,964 stock options, was pursuant to his Executive Employment Agreement. The second award, for 42,169 stock options, was part of Mr. Blake’s annual long-term incentive award for 2022.

Ms. Chiodo did not receive a grant of stock options in 2022 in anticipation of her retirement. Ms. Chiodo forfeited 79,474 unvested stock options when she retired on April 23, 2022.

Performance Share Units

The number of PSUs that may vest is based on the achievement of threshold (minimum required for a payout), target or maximum levels and may range from 50% to 150% of the target number of shares.

If we do not achieve the threshold level, then no shares will vest. If our achievement falls between the threshold, target or maximum levels, the portion of the award that may vest will be determined based on straight-line interpolation. If our absolute TSR is negative over the three-year performance period, the number of PSUs that may vest will be capped at 100% of the target number of shares.

On May 11, 2022, we granted the following number of PSUs to our named executive officers:

▪
David Roberts – 57,766 PSUs;
▪
Craig Conti – 19,255 PSUs;
▪
Steve Lalla – 19,255 PSUs;
▪
Jonathan Baldwin – 13,479 PSUs; and
▪
Norman (Adam) Blake – 26,573 PSUs(1).

(1) The PSUs granted to Mr. Blake are comprised of two awards. The first award, for 13,094 PSUs, was pursuant to his executive employment agreement. The second award, for 13,497 PSUs, was part of Mr. Blake’s annual long-term incentive award for 2022.

Mr. Chiodo did not receive a grant of PSUs in 2022 in anticipation of her retirement. Ms. Chiodo forfeited 35,044 PSUs, all of which were unvested, when she retired on April 23, 2022.

For the three-year period beginning in 2022, PSUs may be earned, if at all, based on our three-year annualized TSR performance against companies in the S&P 1000 Index. The compensation committee adopted the S&P 1000 Index as the comparator group for purposes of relative TSR to address a lack of direct public competitors and to motivate outperformance versus a broader market index. In keeping with its pay-for-performance philosophy, the compensation committee also set the performance target for earning PSUs at the 55th percentile of the comparator group for the three-year period beginning in 2022. Beginning with PSUs granted in 2022, the performance required to earn the threshold payout (50% of the target amount) is performance at the 25th percentile, performance required to earn the target payout (100% of target amount) is performance at the 55th percentile, and the performance required to earn the maximum payout (150% of the target amount) is performance at or above the 75th percentile. The payout cannot exceed 100% of the target amount if our absolute TSR is negative.

A relative TSR payout factor will be determined by calculating the percentile rank of our three-year annualized TSR versus the three-year annualized TSR of the S&P 1000 Index for the performance period:

	Below Threshold	Threshold	Target	Maximum
Percentile Rank of Company vs. Comparator Group	<25th percentile	25th percentile	55th percentile	75th percentile
Payout	0%	50%	100%	150%

2020 PSU Grant Payout

In 2020, we granted PSUs (the “2020 PSUs”) to our named executive officers, among others, that could be earned based on relative total shareholder return performance. The 2020 PSUs had a three-year performance period beginning on March 5, 2020 and ending on March 5, 2023. We measured Verra Mobility’s total shareholder return relative to a comparator group consisting of a group of companies within the data processing and outsourced services industry over the three-year performance period. Based on performance relative to the comparator group, the PSU awards could be earned as illustrated in the following table:

	Below Threshold	Threshold	Target	Maximum
Difference from Comparator Group Median	<-8%	-8%	0%	+8%
Payout	0%	50%	100%	150%

Based on our relative TSR of 11.99% during the performance period, the 2020 PSUs earned a payout of 150%. Mr. Roberts’ 52,810 2020 PSUs earned a payout of 79,215 shares of Class A Common Stock.

Compensation Governance

Stock Ownership Guidelines

We have stock ownership guidelines for our non-employee directors and certain employees, including our named executive officers as set forth below. Each director and executive must achieve the minimum equity investment within five years of the adoption of the guidelines or within five years of the date the employee first becomes subject to the guidelines.

Position	Ownership Guidelines
Chief Executive Officer	Lesser of 4 times base salary or 230,000 shares
Chief Financial Officer	Lesser of 2 times salary or 95,000 shares
All Other Executives	Lesser of 1 times base salary or 40,000 shares
Non-Employee Directors	3 times cash retainer

Compensation Recovery Policy

Our Board adopted a clawback policy of incentive compensation that allows us to recapture amounts paid or equity issued to executive officers under certain circumstances. This policy allows for recovery of certain incentive compensation if an executive officer:

▪
Engages in misconduct that results in our being required to restate our publicly disclosed financial statements due to material noncompliance with any financial reporting requirement under United States securities laws; or
▪
Engages in misconduct that leads to a for cause termination.

The compensation elements subject to clawback or cancellation under the clawback policy include equity awards made pursuant to the 2018 Plan, whether or not vested or restricted, shares acquired upon vesting or lapse of restriction, any profits realized from the sale of any such equity awards, short-term and long-term incentive bonus and similar cash compensation, discretionary bonuses, and any other awards or compensation under our compensation programs other than base salary, in each case, awarded, earned or paid out during the 36 months preceding the need for the financial restatement or the determination of actions that leads to a for cause termination. Our Board has the sole discretion, subject to applicable law, to determine the form and timing of the clawback, which may include repayment from the executive officer or a reduction to the payment of future incentive compensation. This policy is in addition to the clawback policy in the 2018 Plan approved by stockholders.

Other Compensation

In addition to base salary and annual and long-term performance-based compensation, our named executive officers are also eligible for the following benefits on a similar basis as our other eligible employees:

▪
health, dental, and vision insurance;
▪
paid time off including vacation, sick days, parental leave and volunteer time;
▪
life insurance and supplemental life insurance; and
▪
short-term and long-term disability insurance.

Retirement Benefits

We maintain a 401(k) plan (our “401(k) Plan”) available to substantially all of our employees who meet certain eligibility requirements. Our named executive officers may elect to have a portion of their compensation withheld, up to the statutory limit. Our 401(k) Plan includes a matching contribution by us that vests immediately of up to 100% of our named executive officers’ first 3% contribution, and 50% of the next 2%, subject to the terms of the 401(k) Plan. Other than the benefits described under our 401(k) Plan, we have not provided our named executive officers with any retirement benefits.

Accounting and Tax Considerations

We consider the accounting impact reflected in our financial statements when establishing the amounts and forms of executive compensation. The forms of compensation that we select are intended to be cost-efficient. Stock-based compensation expense for all stock-based payment awards granted is determined based on the grant-date fair value of such awards. We recognize these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the vesting term of the stock-based payment award. Forfeitures are accounted for as they occur.

Section 162(m) of the Internal Revenue Code generally sets a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any given year with respect to the compensation of certain executives, including each of our named executive officers. Historically, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code could be excluded from this $1 million limit. This exception was repealed with the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after 2017, unless certain transition relief is available.

While the compensation committee may consider the deductibility of compensation as a factor in determining executive compensation, the compensation committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives, without regard to the deductibility of compensation under it.

Compensation Risk Assessment

As a publicly traded company, we are subject to SEC rules regarding risk assessment. Those rules require a publicly traded company to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on us. We do not believe that our incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the CD&A included in this Proxy Statement. Based on this review and discussion, the compensation committee has recommended to our Board that the CD&A be included in this Proxy Statement.

The Compensation Committee

Douglas Davis (Chair)

Patrick Byrne

Cynthia Russo

Summary Compensation Table

The following table sets forth all of the compensation earned by our named executive officers during fiscal 2022, 2021, and 2020.

Name and Principal Position	Year	Salary ($)	Equity Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	Other Bonuses ($)	All Other Compensation ($)(2)	Total ($)
David Roberts	2022	580,769	2,999,998	661,001	-	11,400	4,253,168
President and Chief Executive Officer	2021	530,952	2,499,998	426,751	-	11,600	3,469,301
	2020	452,364	2,110,009	-	-	11,400	2,573,773
Craig Conti	2022	311,538	2,800,007	277,958	325,000	8,601	3,398,104
Executive Vice President and Chief Financial Officer
Steve Lalla	2022	415,385	999,999	470,232	-	11,400	1,897,016
Executive Vice President, Commercial Services	2021	338,462	900,006	233,210	100,000(3)	11,400	1,583,077
Jonathan Baldwin	2022	273,942	1,100,006	187,858.00		10,871	1,572,677
Executive Vice President, Government Solutions
Norman (Adam) Blake	2022	352,166	1,580,006	79,144	106,397(4)	6,208	2,123,921
President, T2 Systems	2021	23,333	-	-	342,949(5)	-	366,282
Patricia Chiodo	2022	284,890	-	-	-	11,400	296,290
Former Chief Financial Officer	2021	405,675	1,030,003	231,408	-	11,600	1,678,686
	2020	376,879	660,025	-	-	11,400	1,048,304

(1)
Non-equity incentive plan compensation was earned for fiscal 2022 under the Bonus Plan. Progress payments were paid in August 2022 and the balance of the annual bonus was paid in the first quarter of fiscal year 2023. Mr. Blake received a progress payment under the Bonus Plan in the amount of $79,144, but did not qualify for the year-end payout because Parking Solutions did not meet the revenue and Adjusted EBITDA threshold for bonus eligibility in fiscal year 2022.
(2)
The following table discloses each item included in the “All Other Compensation” column.
(3)
Pursuant to his executive employment agreement, Mr. Lalla was granted a one-time make-whole cash sign-on bonus of $100,000.
(4)
Parking Solutions did not meet the revenue and adjusted EBITDA threshold for bonus eligibility in fiscal year 2022. The compensation committee approved a special year-end bonus of approximately 70% of target bonus for Mr. Blake as described above in “Annual Incentive Bonus Plan.”
(5)
Mr. Blake received an annual bonus amount of $140,000 under the legacy T2 Systems bonus plan and a transaction bonus of $202,949 related to the acquisition of T2 Systems by Verra Mobility.

Name and Principal Position	Year	Severance Payments	Company Safe-Harbor Contributions to 401(k) Plan($)	Relocation Expenses	Total ($)
David Roberts	2022	-	11,400	-	11,400
President and Chief Executive Officer	2021	-	11,600	-	11,600
	2020	-	11,400	-	11,400
Craig Conti	2022		8,601		8,601
Executive Vice President and Chief Financial Officer
Steve Lalla	2022		11,400		11,400
Executive Vice President, Commercial Services	2021	-	11,400	-	11,400
Jonathan Baldwin	2022		10,871		10,871
Executive Vice President, Government Solutions
Norman (Adam) Blake	2022		6,208		6,208
President, T2 Systems	2021	-	-	-	-
Patricia Chiodo	2022		11,400		11,400
Former Chief Financial Officer	2021	-	11,600	-	11,600
	2020	-	11,400	-	11,400

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of plan-based awards to our named executive officers during 2022. Please see the “Outstanding Equity Awards at Fiscal Year-End” table below for additional information regarding the vesting parameters that are applicable to these awards.

		Estimated Future Payouts Under Non-Equity Incentive Plan Award(1)			Estimated Future Payouts Under Equity Incentive Plan Award			All other stock awards: Number of shares of stock or units(2)	All other option awards: Number of options	Exercise or base price of option awards	Grant date fair value of stock and option awards(3)
		Threshold	Target	Max	Threshold	Target	Max
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($)	($)
David Roberts		295,000	590,000	885,000
	5/11/2022				28,883	57,766	86,649	64,424	180,723	13.97	2,999,998
Craig Conti(4)		121,875	243,750	365,625
	5/11/2022				9,628	19,255	28,883	150,323	59,791	13.97	2,800,007
Steve Lalla		157,500	315,000	472,500
	5/11/2022				9,628	19,255	28,883	21,475	60,241	13.97	999,999
Jonathan Baldwin(5)		107,078	214,157	321,235
	5/11/2022				6,740	13,479	20,219	43,665	41,854	13.97	1,100,006
Norman (Adam) Blake		131,329	262,658	393,987
	5/11/2022				13,287	26,573	39,860	43,951	83,133	13.97	1,580,006
Patricia Chiodo(6)		—	—	—
					—	—	—	—	—	—	—

(1)
Non-equity incentive compensation is subject to achievement of Company (and segment, as applicable) revenue and adjusted EBITDA targets and individual performance.
(2)
Each RSU represents a contingent right to receive one share of our Class A Common Stock. RSUs vest in four equal annual installments beginning on March 3, 2023 for Mr. Roberts, Mr. Lalla and Mr. Blake, and May 11, 2023 for Mr. Conti and Mr. Baldwin. Vested shares will be delivered on each settlement date.
(3)
The grant date fair value of the RSUs is $13.97 per unit, the fair market value of our Class A Common Stock on May 11, 2022. The grant date fair value of the PSUs is calculated in accordance with the accounting guidance on share-based payments. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the PSUs reported, please see Note 2 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(4)
The non-equity incentive plan award for Mr. Conti was prorated based on a start date of April 11, 2022.
(5)
The non-equity incentive plan award for Mr. Baldwin was prorated based on a start date of April 4, 2022.
(6)
Ms. Chiodo retired on April 23, 2022 and was ineligible for incentive plan awards at fiscal year-end.

Outstanding Equity Awards as of December 31, 2022

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2022. All awards were granted under our 2018 Plan.

			Option Awards				Restricted Stock Awards			Performance Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(6) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
David Roberts	10/23/2018	10/23/2019	-	-	-	-	-		-	-		-
	3/5/2020	3/5/2021	102,995	102,996	12.62	3/5/2030	-		-	-		-
	3/5/2020	3/5/2021	-	-	-	-	19,137		264,665	-		-
	3/5/2020	3/5/2023	-	-	-	-	-		-	52,810		730,362
	3/17/2021	3/4/2022	38,759	116,280	13.69	3/4/2031	-		-	-		-
	3/17/2021	3/4/2022	-	-	-	-	27,393		378,845	-		-
	3/17/2021	3/4/2024	-	-	-	-	-		-	62,578		865,454
	5/11/2022	3/3/2023	-	180,723	13.97	5/11/2032	-		-	-		-
	5/11/2022	3/3/2023	-	-	-	-	64,424		890,984	-		-
	5/11/2022	3/3/2025	-	-	-	-	-		-	57,766		798,904
Craig Conti	5/11/2022	5/11/2023	-	59,791	13.97	5/11/2032	-		-	-		-
	5/11/2022	5/11/2023	-	-	-	-	150,323	(4)	2,078,967	-		-
	5/11/2022	3/3/2025	-	-	-	-	-		-	19,255		266,297
Steve Lalla	3/18/2021	3/4/2022	12,403	37,209	13.69	3/4/2031	-		-	-		-
	3/18/2021	3/4/2022	-	-	-	-	18,627		257,611	-		-
	3/18/2021	3/4/2024	-	-	-	-	-		-	15,019		207,713
	5/11/2022	3/3/2023	-	60,241	13.97	5/11/2032	-
	5/11/2022	3/3/2023	-	-	-	-	21,475		296,999	-		-
	5/11/2022	3/3/2025	-	-	-	-	-		-	19,255		266,297
Jonathan Baldwin	5/11/2022	5/11/2023	-	41,854	13.97	5/11/2032	-		-	-		-
	5/11/2022	5/11/2023	-	-	-	-	43,665		603,887	-		-
	5/11/2022	3/3/2025	-	-	-	-	-		-	13,479		186,415
Norman (Adam) Blake	5/11/2022	3/3/2023	-	83,133	13.97	5/11/2032	-		-	-		-
	5/11/2022	3/3/2023	-	-	-	-	43,951	(5)	607,842	-		-
	5/11/2022	3/3/2025	-	-	-	-	-		-	26,573	(8)	367,505
Patricia Chiodo(3)			-	-	-	-	-		-	-		-

(1)
Each RSU represents a contingent right to receive one share of our Class A Common Stock. RSUs vest in four equal annual installments beginning on the vesting commencement date set forth in the table. Vested shares will be delivered on each settlement date.
(2)
The aggregate dollar value of the RSUs is based on $13.83 per unit, the fair market value of our Class A Common Stock on December 31, 2022.
(3)
In connection with her retirement, our Board accelerated the vesting of the final tranche of 145,388 RSUs granted to Ms. Chiodo on October 23, 2018 as part of a total original award of 581,552 RSUs, provided that Ms. Chiodo execute a general release of claims agreement in our favor and is in continued compliance with her non-compete and non-disparagement agreement. Ms. Chiodo’s remaining unvested equity was forfeited upon her retirement.
(4)
The RSUs granted to Mr. Conti on May 11, 2022 are comprised of two awards pursuant to his executive employment agreement. One award was for 21,475 RSUs subject to annual time-based vesting of 25% increments on each of the first four anniversaries of the grant date. The second award was for 128,848 RSUs subject to annual time-based vesting of 50% increments on each of the first two anniversaries of the grant date.
(5)
The RSUs granted to Mr. Blake on May 11, 2022 are comprised of two awards. The first award, for 28,919 RSUs, was pursuant to his executive employment agreement. The second award was for 15,032 RSUs represent the annual long-term incentive award for 2022.
(6)
The amounts in this column represent PSUs with service- and performance-based vesting requirements, which, as of December 31, 2022, have not been satisfied.

(7)
The aggregate dollar value of the PSUs is based on $13.83 per unit, the fair market value of our Class A Common Stock on December 31, 2022.
(8)
The PSUs granted to Mr. Blake on May 11, 2022 are comprised of two awards. The first award, for 13,094 PSUs, was pursuant to his executive employment agreement. The second award, for 13,497 PSUs, was part of Mr. Blake's annual long-term incentive award for 2022

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship between executive compensation actually paid and our financial performance. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with our performance, see the section titled “Compensation Discussion and Analysis.” Fair value amounts below are computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. Total shareholder return has been calculated in a manner consistent with Item 402(v) of Regulation S-K. In accordance with the transitional relief under the SEC rules, only three years of information is required as this is our first year of disclosure under Item 402(v) of Regulation S-K.

					Value of Initial Fixed $100 Investment Based On:
Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(2)(3)(4) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)(4) ($)	Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(6) ($)	Net Income (millions) ($)	Company-Selected Measure(7) (millions) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	4,253,168	3,980,694	1,922,602	1,580,113	98.86	100.28	92.50	338.5
2021	3,469,301	5,242,754	1,189,717	1,237,959	110.29	120.19	41.40	270.9
2020	2,573,773	1,742,958	754,473	212,634	95.93	124.60	(4.60)	181.8

(1)
Our PEO for each of 2022, 2021 and 2020 was David Roberts. The non-PEO named executive officers included in the compensation columns above reflect the following: 2022 – Craig Conti, Steve Lalla, Norman (Adam) Blake, Jonathan Baldwin, Patricia Chiodo and Rebecca Collins, 2021 – Steve Lalla, Norman (Adam) Blake, Patricia Chiodo, Rebecca Collins, Garrett Miller and Mark Talbot, 2020 – Patricia Chiodo, Rebecca Collins, Vincent Brigidi and Garrett Miller.
(2)
Fair value or change in fair value, as applicable, of equity awards in the “Actually Paid” columns was determined by reference to (1) for RSUs, closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price, (2) for PSUs, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s), and (3) for stock options, a Black-Scholes value as of the applicable year-end or vesting date(s), determined using methodologies that are consistent with the original valuation assumptions upon grant, the circumstances of the grant at the measurement date, and other relevant factors under US GAAP.
(3)
For the portion of “Actually Paid” compensation that is based on year-end stock prices, the following prices were used: $13.83 on December 31, 2022, $15.43 on December 31, 2021, and $13.42 on December 31, 2020. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the non-PEO NEOs as set forth below. All valuations of equity awards were estimated using assumptions and methodologies substantially consistent with those used at grant. These methodologies are consistent with the principles in ASC 718.
(4)
The dollar amounts reported in the column “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” are computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. No equity incentive awards were modified in 2022, 2021 or 2022. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for each year to determine the compensation actually paid:

Year	2020		2021		2022
	PEO	Avg. Non-PEO NEOs	PEO	Avg. Non-PEO NEOs	PEO	Avg. Non-PEO NEOs
SCT Total Compensation ($)	2,573,773	754,473	3,469,301	1,189,717	4,253,168	1,922,602
Less: Equity Award Values Reported in SCT for Covered Year ($)	(2,110,009)	(418,519)	(2,499,998)	(709,002)	(2,999,998)	(1,296,004)
Plus: Year End Fair Value of Equity Awards ($)	2,562,486	389,130	2,792,854	586,749	2,795,204	1,250,675
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	(337,865)	(64,995)	989,818	111,383	(543,089)	(22,616)
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	(945,427)	(204,987)	490,780	59,111	475,409	41,122
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	-	-	-	-	-	-
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	-	(242,468)	-	-	-	(315,666)
Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	-	-	-	-	-	-
Compensation Actually Paid ($)	1,742,958	212,634	5,242,754	1,237,959	3,980,694	1,580,113

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our price per share at the end and the beginning of the measurement period by our price per share at the beginning of the measurement period. We have never declared or paid cash dividends on our capital stock.
(6)
Our peer group as reflected in the stock performance graph in our 2020, 2021 and 2022 Forms 10-K is the S&P Composite 1500 Data Processing & Outsources Services Index.
(7)
Our Company-Selected Measure is Adjusted EBITDA, a non-GAAP measure. Adjusted EBITDA is calculated as net income adjusted to exclude interest expense, net, income taxes, depreciation and amortization. Adjusted EBITDA further excludes certain non-cash expenses and other transactions that management believes are not indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities.

List of Most Important Financial Performance Measures

The following list outlines what we believe to be the most important performance measures we used to link our named executive officers’ compensation actually paid to our performance for the most recently completed fiscal year:

•
Consolidated and business unit Revenue;
•
Consolidated and business unit Adjusted EBITDA; and
•
Operational modifier consisting of performance against key strategic objectives based on business unit.

Pay versus Performance Relationship Disclosure

Compensation Actually Paid (“CAP”) versus TSR

The following graph compares the amount of compensation actually paid to Mr. Roberts and the average amount of compensation actually paid to our other named executive officers as a group (excluding Mr. Roberts) to our TSR over the applicable periods.

CAP vs Company TSR

Company TSR versus Peer TSR

The following graph compares our TSR to the TSR of our peer group, the S&P Composite 1500 Data Processing & Outsources Services Index, over the applicable periods.

Compensation Actually Paid versus Net Income

The following graph compares the amount of compensation actually paid to Mr. Roberts and the average amount of compensation actually paid to our other named executive officers as a group (excluding Mr. Roberts) to our net income over the applicable periods.

CAP vs. Net Income ($M)

Compensation Actually Paid versus Company Selected Measure

The following graph compares the amount of compensation actually paid to Mr. Roberts and the average amount of compensation actually paid to our other named executive officers as a group (excluding Mr. Roberts) to adjusted EBITDA, our company selected measure of over the applicable periods.

Company TSR vs Peer TSR

CAP vs. Company Selected Measure

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, we are providing the information below regarding the ratio of the annual total compensation of our median compensated employee to that of our Chief Executive Officer (the “CEO Pay Ratio”).

Identifying Our Median Compensated Employee

In determining our median compensated employee, we included the taxable annual compensation for 2022 paid to each employee (annualized for employees starting after January 1, 2022) other than our President and Chief Executive Officer, including employees of our consolidated subsidiaries, as of December 31, 2022 (the “Determination Date”), using the foreign exchange rates as of December 31, 2022 for non-domestic employees.

On the Determination Date, our global employee population for purposes of the median employee determination was 1,570 employees (comprised of 1,034 domestic and 536 international employees), including full-time and part-time employees. This determination process identified in a median group consisting of several employees and a representative employee was selected from that group, taking into account demographic characteristics that best represent a typical Verra Mobility employee, including tenure, location, role and responsibilities.

Median Employee’s Total 2022 Compensation

Using our calculation for our median compensated employee, we calculated that employee’s actual 2022 total annual compensation in accordance with the SEC’s requirements for reporting named executive officer compensation in the Summary Compensation Table, resulting in 2022 annual total compensation of $60,902.

Chief Executive Officer’s Total 2022 Compensation

For the purposes of the 2022 CEO Pay Ratio disclosure, we used Mr. Roberts’ 2022 total compensation as reported in the Summary Compensation Table, which was $4,253,168.

2022 CEO Pay Ratio

The ratio of Mr. Roberts’ annual total compensation for 2022 to the median employee annual total compensation, determined as described above, was approximately 70:1.

Option Exercises and Stock Vested Table

The following table provides additional information about the value realized by our named executive officers on stock option award exercises, restricted stock and RSUs vesting and performance shares vesting during the fiscal year ended December 31, 2022.

	Option Awards		Stock Awards		Performance Awards
Name	Number of Shares acquired on exercise (#)	Value Realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting(1) ($)	Number of shares acquires on vesting (#)	Value on realized vesting ($)
David Roberts	—	—	315,071	5,262,752	—	—
Craig Conti	—	—	—	—	—	—
Steve Lalla	—	—	6,209	102,076	—	—
Jonathan Baldwin	—	—	—	—	—	—
Norman (Adam) Blake	—	—	—	—	—	—
Patricia Chiodo	47,536	183,558	154,358	2,544,915	—	—

(1)
The value realized on the vesting of RSUs is the closing price of our Class A Common Stock on the vesting date, multiplied by the number of shares vested. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy minimum tax withholding obligations.

Employment, Severance and Change in Control Agreements

On March 25, 2021, we entered into an amended and restated executive employment agreement (each, a “Restated Employment Agreement,” and collectively, the “Restated Employment Agreements”) with David Roberts and Patricia Chiodo, both of which became effective March 25, 2021 and replaced the existing offer letters then in place with those executive officers. The Restated Employment Agreements were intended to standardize employment terms across our executive team in a professional format and did not materially change the terms of employment for any of our named executive officers. We additionally entered into an executive employment agreement with Steve Lalla on January 31, 2021 (the “Lalla Employment Agreement”), with Norman (Adam) Blake on December 7, 2021 (the “Blake Employment Agreement”), with Jonathan Baldwin on January 16, 2022 (the “Baldwin Employment Agreement”), with Craig Conti on January 29, 2022, as amended on March 29, 2022 (the “Conti Employment Agreement”) and with Jonathan Keyser on November 8, 2022 (the “Keyser Employment Agreement,” together with the Restated Employment Agreements, the Lalla Employment Agreement, the Blake Employment Agreement, the Baldwin Employment Agreement and the Conti Employment Agreement, the “Executive Employment Agreements”). The Executive Employment Agreements generally provide for at-will employment and set forth the executive officer’s annual base salary, subject to adjustment. The Executive Employment Agreements additionally provide that each executive officer is eligible to participate in our health and welfare benefit plans, retirement plan and our long-term equity and other incentive programs, consisting of grants of cash and/or equity awards at the discretion of our Board or its designees. Pursuant to the Executive Employment Agreements, our named executive officers are eligible for termination benefits, which provide for certain employee benefits and severance payments upon a qualifying termination of employment as summarized below under “Termination Benefits.” Our compensation committee believes it is in the best interests of our stockholders to extend these benefits to our executives to reinforce and encourage retention and focus on creating stockholder value without undue distraction. In addition, our named executive officers have each executed our standard proprietary information and inventions agreement.

David Roberts

Pursuant to his Restated Employment Agreement, Mr. Roberts is entitled to receive an annual base salary of $550,000, subject to adjustment on an annual basis, as approved by our compensation committee. He is also eligible to participate in our cash-based bonus plan and receive a cash bonus payment equal to a target level of 100% of his base salary (subject to adjustment on an annual basis, as approved by our compensation committee) based upon our financial achievement and his personal performance. Mr. Roberts is eligible to earn up to 150% of his target bonus under our cash-based bonus plan, based upon our financial achievement and his personal performance.

Craig Conti

Pursuant to the terms of the Conti Employment Agreement, Mr. Conti is entitled to receive an annual base salary of $450,000, subject to adjustment on an annual basis, as approved by our compensation committee. He is also eligible to participate in our cash-based bonus plan and receive a cash bonus payment equal to a target level of 75% of his base salary (subject to adjustment on an annual basis, as approved by our compensation committee) based upon our financial achievement and his personal performance. Mr. Conti also received a one-time inducement equity grant with a grant value of $1,800,000 and a one-time inducement cash bonus of $325,000, both subject to terms outlined in the Conti Employment Agreement. Mr. Conti is eligible to earn up to 150% of his target bonus under our cash-based bonus plan, based upon our financial achievement and his personal performance.

Steve Lalla

Pursuant to the terms of the Lalla Employment Agreement, Mr. Lalla is entitled to receive an annual base salary of $400,000, subject to adjustment on an annual basis, as approved by our compensation committee. He is also eligible to participate in our cash-based bonus plan and receive a cash bonus payment equal to a target level of 75% of his base salary (subject to adjustment on an annual basis, as approved by our compensation committee) based upon our financial achievement and his personal performance. Mr. Lalla is eligible to earn up to 150% of his target bonus under our cash-based bonus plan, based upon our financial achievement and his personal performance.

Jonathan Baldwin

Pursuant to the terms of the Baldwin Employment Agreement, Mr. Baldwin is entitled to receive an annual base salary of $385,000, subject to adjustment on an annual basis, as approved by our compensation committee. He is also eligible to participate in our cash-based bonus plan and receive a cash bonus payment equal to a target level of 75% of his base salary (subject to adjustment on an annual basis, as approved by our compensation committee) based upon our financial achievement and his personal performance. Mr. Baldwin also received a one-time inducement equity grant with a grant value of $400,000, subject to terms outlined in the Conti Employment Agreement. Mr. Baldwin is eligible to earn up to 150% of his target bonus under our cash-based bonus plan, based upon our financial achievement and his personal performance.

Norman (Adam) Blake

Pursuant to the terms of the Blake Employment Agreement, Mr. Blake is entitled to receive an annual base salary of $340,000, subject to adjustment on an annual basis, as approved by our compensation committee. He is also eligible to participate in our cash-based bonus plan and receive a cash bonus payment equal to a target level of 75% of his base salary (subject to adjustment on an annual basis, as approved by our compensation committee) based upon our financial achievement and his personal performance. Mr. Blake is eligible to earn up to 150% of his target bonus under our cash-based bonus plan, based upon our financial achievement and his personal performance.

Jonathan Keyser

Pursuant to the terms of the Keyser Employment Agreement, Mr. Keyser is entitled to receive an annual base salary of $400,000, subject to adjustment on an annual basis, as approved by our compensation committee. He is also eligible to participate in our cash-based bonus plan and receive a cash bonus payment equal to a target level of 70% of his base salary (subject to adjustment on an annual basis, as approved by our compensation committee) based upon our financial achievement and his personal performance. Mr. Keyser also received a one-time inducement equity grant with a grant value of $450,000 and a one-time inducement cash bonus of $200,000, both subject to terms outlined in the Keyser Employment Agreement. Mr. Keyser is eligible to earn up to 150% of his target bonus under our cash-based bonus plan, based upon our financial achievement and his personal performance.

Patricia Chiodo

Pursuant to her Restated Employment Agreement, Ms. Chiodo was entitled to receive an annual base salary of $411,000, subject to adjustment on an annual basis, as approved by our compensation committee. She was also eligible to participate in our cash-based bonus plan and receive a cash bonus payment equal to a target level of 75% of her base salary (subject to adjustment on an annual basis, as approved by our compensation committee) based upon our financial achievement and her personal performance. Ms. Chiodo was eligible to earn up to 150% of her target bonus under our cash-based bonus plan, based upon our financial achievement and her personal performance. Ms. Chiodo retired on April 23, 2022.

Termination Benefits

David Roberts

Pursuant to the terms of his Restated Employment Agreement, Mr. Roberts is eligible to receive continuing payments of his base salary and the cost of his medical benefits for a period of 24 months following a termination of his employment by Verra Mobility for reasons other than “Cause” or Mr. Roberts’ resignation for “Good Reason.” Such severance payments and benefits are subject to Mr. Roberts’ execution of a release in our favor and compliance with the obligations under such release as well as certain non-disparagement, non-competition, non-solicitation and cooperation covenants.

Craig Conti

Pursuant to the terms of his Restated Employment Agreement, Mr. Conti is eligible to receive continuing payments of his base salary and the cost of his medical benefits for a period of 12 months following a termination of his employment by Verra Mobility for reasons other than “Cause” or Mr. Conti’s resignation for “Good Reason.” Such severance payments and benefits are subject to Mr. Conti’s execution of a release in our favor and compliance with the obligations under such release as well as certain non-disparagement, non-competition, non-solicitation and cooperation covenants.

Steve Lalla

Pursuant to the terms of the Lalla Employment Agreement, Mr. Lalla is eligible to receive continuing payments of his base salary and the cost of his medical benefits for a period of 12 months following a termination of his employment by Verra Mobility for reasons other than “Cause” or Mr. Lalla’s resignation for “Good Reason.” Such severance payments and benefits are subject to Mr. Lalla’s execution of a release in our favor and compliance with the obligations under such release as well as certain non-disparagement, non-competition, non-solicitation and cooperation covenants.

Jonathan Baldwin

Pursuant to the terms of the Baldwin Employment Agreement, Mr. Baldwin is eligible to receive continuing payments of his base salary and the cost of his medical benefits for a period of 12 months following a termination of his employment by Verra Mobility for reasons other than “Cause” or Mr. Baldwin’s resignation for “Good Reason.” Such severance payments and benefits are subject to Mr. Baldwin’s execution of a release in our favor and compliance with the obligations under such release as well as certain non-disparagement, non-competition, non-solicitation and cooperation covenants.

Norman (Adam) Blake

Pursuant to the terms of the Blake Employment Agreement, Mr. Blake is eligible to receive continuing payments of his base salary and the cost of his medical benefits for a period of 12 months following a termination of his employment by Verra Mobility for reasons other than “Cause” or Mr. Blake’s resignation for “Good Reason.” Such severance payments and benefits are subject to Mr. Blake’s execution of a release in our favor and compliance with the obligations under such release as well as certain non-disparagement, non-competition, non-solicitation and cooperation covenants.

Jonathan Keyser

Pursuant to the terms of the Keyser Employment Agreement, Mr. Keyser is eligible to receive continuing payments of his base salary and the cost of his medical benefits for a period of 12 months following a termination of his employment by Verra Mobility for reasons other than “Cause” or Mr. Keyser’s resignation for “Good Reason.” Such severance payments and benefits are subject to Mr. Keyser’s execution of a release in our favor and compliance with the obligations under such release as well as certain non-disparagement, non-competition, non-solicitation and cooperation covenants.

Patricia Chiodo

Ms. Chiodo retired on April 23, 2022. Pursuant to the terms of her Restated Employment Agreement, Ms. Chiodo was eligible to receive continuing payments of her base salary and the cost of her medical benefits for a period of 12 months following a termination of her employment by Verra Mobility for reasons other than “Cause” or Ms. Chiodo’s resignation for “Good Reason.” Such severance payments and benefits were subject to Ms. Chiodo’s execution of a release in our favor and compliance with the obligations under such release as well as certain non-disparagement, non-competition, non-solicitation and cooperation covenants. In connection with her retirement, our Board accelerated the vesting of the final tranche of 145,388 RSUs granted to Ms. Chiodo on October 23, 2018 as part of a total original award of 581,552 RSUs, provided that Ms. Chiodo executed a general release of claims agreement in our favor and is in continued compliance with her non-compete and non-disparagement agreement.

For the purposes of the Executive Employment Agreements, “Good Reason” means: (i) a change in material reduction in the executive officer’s base salary, (ii) a material diminution of the executive officer’s duties, responsibilities or authority, (iii) our requiring that the executive officer’s principal office location be moved to a location more than 50 miles from the executive officer’s principal office location immediately before the change without the executive officer’s prior consent, or (iv) a material breach by us of the Executive Employment Agreement or any other written agreement between the parties.

For the purposes of the Executive Employment Agreements, “Cause” means: (i) the executive officer’s being charged with a felony or misdemeanor criminal offense, other than a misdemeanor traffic offense, (ii) the executive officer’s engagement in any act involving gross misconduct or dishonesty that is materially injurious to us or any of our affiliates, (iii) the executive officer’s willful and continued breach of, or failure to substantially perform under or comply with any of the material terms and covenants of any written agreement with us or any Company affiliate, (iv) the executive officer’s willful and continued breach of, or refusal or failure substantially to perform under, any policy or reasonable performance goals set by us or our affiliate with respect to the executive officer’s job duties or responsibilities, the operation of our or our affiliates’ business and affairs, or the management of our employees, or those of our affiliates, or (v) the executive officer commits or has committed a breach of any laws or regulations which may affect or relate to the conduct of our business or that of our affiliates; provided, however, that with respect to (iii) and (iv) above, the executive officer will be provided notice of any misconduct and/or breach constituting Cause and be given a reasonable opportunity (not to exceed 30 consecutive days) to cure the misconduct and/or breach (unless such misconduct and/or breach is determined by us not to be susceptible to cure, in which case the termination shall be deemed to be immediate), and provided further that such cure period shall only be available for the first such act of misconduct and/or breach of the same or substantially similar type, and subsequent acts of misconduct and/or breach of the same or substantially similar type shall constitute Cause without regard to the executive officer’s subsequent cure of same.

Potential Payments upon Termination or Change in Control

The following table provides information regarding the potential payments upon termination without Cause or for Good Reason, which would have been paid to each named executive officer in the event he or she had been terminated as of December 31, 2022, the last business day of fiscal year 2022. None of our named executive officers has any arrangement that provides for payment or benefits upon a change in control. All payments in connection with any such termination will comply with Section 409A of the Code, to the extent Section 409A applies. The actual amounts to be paid out can only be determined at the time of such executive’s separation.

	Termination without Cause or for Good Reason
	Cash Payment ($)(1)	Benefits ($)(2)	Acceleration of Vesting of RSUs ($)(3)
David Roberts	2,360,000	36,056	—
Craig Conti	787,500	6,635	—
Steve Lalla	735,000	18,028	—
Jonathan Baldwin	673,750	19,357	—
Norman (Adam) Blake	612,868	19,214	—
Patricia Chiodo(4)

(1)
Assumes a termination date of December 31, 2022, and is based on the executive’s salary and target bonus in effect at such date.
(2)
Reflects the cost related to the continuation of the executive’s health benefits for the period specified.
(3)
Calculated based on an assumed termination date of December 31, 2022 and the closing market price of our Class A Common Stock on Nasdaq on such date.
(4)
Ms. Chiodo retired from the position as CFO effective April 23, 2022. In connection with her retirement, our Board accelerated the vesting of the final tranche of 145,388 RSUs granted to Ms. Chiodo on October 23, 2018 as part of a total original award of 581,552 RSUs. Ms. Chiodo’s remaining unvested equity was forfeited upon her retirement.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2022. All outstanding awards relate to our Class A Common Stock.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuances under Equity Compensation Plans (excluding securities in column (a)) (c)
Equity compensation plans approved by security holders	3,373,157	(1)	$13.53	3,388,102	(2)
Equity compensation plans not approved by security holders	—		N/A	—
Total	3,373,157	(1)	$13.53	3,388,102	(2)

(1)
Represents, as of December 31, 2022, (i) 1,573,681 shares issuable upon exercise of stock options, (ii) 1,485,815 shares issuable upon settlement of RSUs, and (iii) 313,661 shares issuable upon settlement of PSUs. The weighted average exercise price in column (b) does not take RSUs and PSUs into account.
(2)
Represents shares of our Class A Common Stock available for issuance under our 2018 Plan as of December 31, 2022. Awards available for grant under our 2018 Plan include stock options, stock appreciation rights, restricted stock, RSUs, and performance awards.

Transactions With Related Persons

The following is a summary of transactions, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Registration Rights Agreement

Upon the closing of the Business Combination, we entered into a registration rights agreement with certain restricted stockholders. Pursuant to the terms of the registration rights agreement, (a) any outstanding shares of Class A Common Stock or any of our other equity securities (including the Private Placement Warrants (defined below) and including shares of Class A Common Stock issued or issuable upon the exercise of any other equity security) held by a restricted stockholder as of the date of the agreement or thereafter acquired by a restricted stockholder (including the shares of Class A Common Stock issued upon exercise of any Private Placement Warrants) and shares of Class A Common Stock issued or issuable as Earn-Out Shares (defined below) to certain stockholders and (b) any of our other equity securities issued or issuable with respect to any such share of common stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, will be entitled to registration rights.

The restricted stockholders are each entitled to make up to six demands for registration, excluding short form demands, that we register shares of Class A Common Stock held by these parties. In addition, the restricted stockholders have certain “piggy-back” registration rights. We will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the registration rights agreement. We and the restricted stockholders agree in the registration rights agreement to provide customary indemnification in connection with offerings of common stock effected pursuant to the terms of the registration rights agreement.

Warrant Agreement

In connection with our initial public offering, we issued 13,333,333 warrants with an exercise price of $11.50 per share of Class A Common Stock (the “Public Warrants”) and 6,666,666 warrants with an exercise price of $11.50 per share of Class A Common Stock that we sold to Gores Sponsor II LLC in a private sale (the “Private Placement Warrants”). In addition, we have filed a registration statement under the Securities Act covering the 13,333,301 shares of our Class A Common Stock that may be issued upon exercise of the outstanding Public Warrants, the 6,666,666 Private Placement Warrants, and the 6,666,666 shares of our Class A Common Stock that may be issued upon exercise of the Private Placement Warrants, and we are obligated to maintain the effectiveness of such registration statement until the Warrants expire.

The Public Warrants entitle their holders to purchase one Class A Common Stock for a purchase price of $11.50, subject to adjustments pursuant to the Warrant Agreement. The Public Warrants were listed on Nasdaq under the symbol “VRRMW,” and were removed from listing on Nasdaq on December 14, 2018 and are currently traded by the OTC Markets Group Inc. As of December 31, 2022, 13,333,301 Public Warrants were outstanding. The Private Placement Warrants entitle its holders to purchase one Class A Common Stock for a purchase price of $11.50, subject to adjustments pursuant to the Warrant Agreement. As of December 31, 2022, 6,666,666 Private Placement Warrants were outstanding. The terms of the Private Placement Warrants are identical to the Public Warrants, except that such Private Placement Warrants are not redeemable by us so long as they are still held by Gores Sponsor II LLC or its permitted transferees.

Earn-Out Shares

Pursuant to the Merger Agreement, we agreed to issue up to 10,000,000 additional shares of Class A Common Stock (the “Earn-Out Shares”) to the Platinum Stockholder if either (i) the volume weighted average closing sale price of one share of Class A Common Stock on the Nasdaq exceeds certain thresholds for a period of at least 10 out of 20 consecutive trading days (the “Common Share Price”) or (ii) there is a change in control (as described in the Merger Agreement) in which the holders of Class A Common Stock receive a per share price in respect of their Class A Common Stock that is equal to or greater than any such Common Share Price threshold (the “Change in Control Price”), in each case, at any time during the five-year period following the completion of the Business Combination.

On April 26, 2019, the triggering event for the issuance of the first tranche of Earn-Out Shares to the Platinum Stockholder occurred, as the volume weighted average closing price per share of our Class A Common Stock as of that date had been greater than $13.00 for 10 out of 20 consecutive trading days. As a result, we issued 2,500,000 Earn-Out Shares to the Platinum Stockholder on April 30, 2019.

On January 27, 2020, the triggering event for the issuance of the second tranche of Earn-Out Shares occurred, as the volume weighted average closing price per share of our Class A Common Stock as of that date had been greater than $15.50 for 10 out of 20 consecutive trading days. This triggering event resulted in the issuance of 2,500,000 shares of our Class A Common Stock.

We will be required to issue additional Earn-Out Shares to the Platinum Stockholder as follows: (i) a one-time issuance of 2,500,000 shares if the Common Share Price or Change in Control Price is greater than $18.00 and (ii) a one-time issuance of 2,500,000 shares if the Common Share Price or Change in Control Price is greater than $20.50.

Tax Receivable Agreement

At the closing of the Business Combination, we entered into the Tax Receivable Agreement with the Platinum Stockholder and Greenlight as the stockholder representative. In August 2022, the Platinum Stockholder assigned its interest in the Tax Receivable Agreement to Lakeside Smart Holdco L.P. (“Lakeside”). The Tax Receivable Agreement generally provides for the payment by us to Lakeside of 50% of the net cash savings, if any, in U.S. federal, state and local income tax that we actually realize (or are deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of the increase in the tax basis of the intangible assets of HTA which resulted from our acquisition of HTA prior to the Business Combination. We generally will retain the benefit of the remaining 50% of these cash savings. In fiscal 2022, we paid Lakeside a total of approximately $5.2 million, consisting of $5.1 million, which amount represented 50% of the net cash savings realized in tax year 2021, and $0.1 million, which amount represented interest on the balance due.

Employment Arrangements and Equity Grants

We have entered into Executive Employment Agreements with certain of our executive officers, which include certain termination benefits. For more information regarding these arrangements, see “Employment, Severance and Change of Control Agreements” above. We have granted equity awards to our executive officers and certain members of our Board. For a description of these equity awards, see the sections titled “Executive Compensation” and “Director Compensation.”

Indemnification Agreements

Our certificate of incorporation contains provisions limiting the liability of directors, and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. In addition, we maintain standard policies of insurance under which coverage is provided (i) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as our directors and officers, and (ii) to us with respect to payments which may be made by us to such officers and directors pursuant to any indemnification provision contained in our certificate of incorporation and bylaws or otherwise as a matter of law. We have additionally entered into indemnity agreements with each of our directors and executive officers. Each indemnity agreement provides for indemnification and advancements by Verra Mobility of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Related Person Transaction Policy

Our audit committee has adopted a written policy and procedures with respect to related person transactions. Under this policy, a transaction constitutes a “related person transaction” if (i) we (or any of our subsidiaries) participate in the transaction, (ii) the transaction’s value exceeds $120,000, and (iii) a related person has or will have a direct or indirect material interest. A related person for the purposes of our policy is any of our executive officers, our directors and director nominees, beneficial owners of more than five percent of our Class A Common Stock, any immediate family member of any of the foregoing persons and any person (other than a tenant or employee) sharing the household of the foregoing persons.

Our audit committee must review and approve any related person transaction before we participate in the transaction. No member of our audit committee participates in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. Our audit committee reports any transaction that the committee has approved under this policy at each meeting of our Board. If we become aware of related person transactions that had not previously approved or ratified under this policy, the audit committee evaluates all options, including, but not limited to, ratification, amendment or termination of the related person transaction based on all of the relevant facts and circumstances available to the audit committee.

In reviewing a related person transaction, our audit committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to us, (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or officer, (iii) the availability of other sources for comparable products or services, (iv) the terms of the transaction, and (v) the terms available to unrelated third parties or to employees generally. The audit committee approves only those related person transactions that are in, or not inconsistent with, our best interests and those of our stockholders, as the audit committee determines in good faith.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Class A Common Stock and our other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2022, our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, with the exception of a Form 4 filed on July 13, 2022 for Sarah Farrell.

Other Matters

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the associated proxy to vote on such matters in accordance with their best judgment.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 with the SEC. These filings are available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10‑K at https://ir.verramobility.com, or a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to our Secretary at 1150 North Alma School Road, Mesa, Arizona 85201.

* * * * *

By order of the Board,

/s/ Patrick Byrne

Patrick Byrne
Chairman of the Board
Mesa, Arizona
April 10, 2023

Appendix A: Amended and Restated 2018 Equity Incentive Plan

If Proposal 3 is approved by stockholders, the Verra Mobility Corporation Amended and Restated 2018 Equity Incentive Plan, approved by the Board of Directors on March 27, 2023, will become effective, as set forth below:

VERRA MOBILITY CORPORATION
Amended and Restated

2018 Equity Incentive Plan

1.
Establishment, Purpose and term of Plan.
1.1.
Establishment. The Verra Mobility Corporation 2018 Equity Incentive Plan (the “Plan”) was originally established effective as of October 16, 2018 (the “Effective Date”), and was subsequently amended and restated effective as of [●], 2023, the date of the approval of the amendment and restatement by the stockholders of the Company (the “A&R Effective Date”).
1.2.
Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.
1.3.
Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the A&R Effective Date.
2.
Definitions and Construction.
2.1.
Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)
“Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.
(b)
“Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.
(c)
“Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.
(d)
“Board” means the Board of Directors of the Company.
(e)
“Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.
(f)
“Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

(g)
“Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.
(h)
“Change in Control” means the occurrence of any one or a combination of the following:
(i)
any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or
(ii)
an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(dd)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or
(iii)
a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company; provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(i)
“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(j)
“Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
(k)
“Company” means Verra Mobility Corporation, a Delaware corporation, and any successor corporation thereto.
(l)
“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.
(m)
“Director” means a member of the Board.
(n)
“Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.
(o)
“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.
(p)
“Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.
(q)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)
“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i)
Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
(ii)
If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the

Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.
(s)
“Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.
(t)
“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(u)
“Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).
(v)
“Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(w)
“Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).
(x)
“Nonemployee Director” means a Director who is not an Employee.
(y)
“Nonemployee Director Award” means any Award granted to a Nonemployee Director.
(z)
“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.
(aa)
“Officer” means any person designated by the Board as an officer of the Company.
(bb)
“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
(cc)
“Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.
(dd)
“Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
(ee)
“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(ff)
“Participant” means any eligible person who has been granted one or more Awards.
(gg)
“Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(hh)
“Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.
(ii)
“Performance Award” means an Award of Performance Shares or Performance Units.
(jj)
“Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.
(kk)
“Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.
(ll)
“Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.
(mm)
“Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(nn)
“Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(oo)
“Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.
(pp)
“Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.
(qq)
“Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.
(rr)
“Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.
(ss)
“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(tt)
“SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.
(uu)
“Section 409A” means Section 409A of the Code.
(vv)
“Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.
(ww)
“Securities Act” means the Securities Act of 1933, as amended.
(xx)
“Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.
(yy)
“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.
(zz)
“Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).
(aaa)
“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(bbb)
“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.
(ccc)
“Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
(ddd)
“Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.
2.2.
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.
Administration.
3.1.
Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
3.2.
Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.
3.3.
Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.
3.4.
Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a)
to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;
(b)
to determine the type of Award granted;
(c)
to determine the Fair Market Value of shares of Stock or other property;
(d)
to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(e)
to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;
(f)
to approve one or more forms of Award Agreement;
(g)
to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;
(h)
to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;
(i)
to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and
(j)
to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.
3.5.
Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefor of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 4.
3.6.
Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
4.
Shares Subject to Plan.
4.1.
Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to 15,864,000 shares of Stock, which consists of (i) 10,864,000 shares approved as of the Effective Date, plus (ii) 5,000,000 shares added effective as of the A&R Effective Date, and such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.
4.2.
Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares purchased in the open market with proceeds from the exercise of Options shall not be added to the limit set forth in Section 4.1. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the exercise or settlement of Options or SARs pursuant to Section 16.2 shall not again be available for issuance under the Plan. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of Full Value Awards pursuant to Section 16.2 shall again become available for issuance under the Plan.
4.3.
Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Annual Increase, the Award limits set forth in Section 5.3 and Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.
4.4.
Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code. In addition, subject to compliance with applicable laws, and listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the number of shares otherwise available for issuance under the Plan.
5.
Eligibility, Participation and Award Limitations.
5.1.
Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.
5.2.
Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
5.3.
Incentive Stock Option Limitations.
(a)
Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 15,864,000 shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2 and 4.3.
(b)
Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.
(c)
Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.
5.4.
Nonemployee Director Award Limit. Annual compensation awarded to any Nonemployee Director during each fiscal year, including both shares of Stock subject to Awards and any cash fees paid to such Nonemployee Director (but excluding expense reimbursements), may not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
5.5.
Minimum Vesting. Except with respect to five percent (5%) of the maximum aggregate number of shares of Stock that may be issued under the Plan, as provided in Section 4, no Award which vests on the basis of the Participant’s continued Service shall vest earlier than one year following the date of grant of such Award and no Award which vests on the basis of attainment of performance goals shall provide for a performance period of less than one year; provided, however, that such limitations shall not preclude the acceleration of vesting of such Award upon death or Disability of the Participant, or in connection with a Change in Control, as determined by the Committee in its discretion as set forth in this Plan or limit the vesting of awards assumed or substituted by the Company in the manner provided by Section 4.4.
6.
Stock Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1.
Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.
6.2.
Exercisability and Term of Options. Subject to the minimum vesting provisions of Section 5.5, Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
6.3.
Payment of Exercise Price.
(a)
Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b)
Limitations on Forms of Consideration.
(i)
Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.
(ii)
Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
(iii)
Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.
6.4.
Effect of Termination of Service.
(a)
Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.
(i)
Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).
(ii)
Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the

Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant’s termination of Service.
(iii)
Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.
(iv)
Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
(b)
Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.
6.5.
Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.
7.
Stock Appreciation Rights.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1.
Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.
7.2.
Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.
7.3.
Exercisability and Term of SARs.
(a)
Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.
(b)
Freestanding SARs. Subject to the minimum vesting provisions of Section 5.5, Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.
7.4.
Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.
7.5.
Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.
7.6.
Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.
7.7.
Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.
8.
Restricted Stock Awards.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1.
Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).
8.2.
Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.
8.3.
Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.
8.4.
Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.
8.5.
Vesting and Restrictions on Transfer. Subject to the minimum vesting provisions of Section 5.5, Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
8.6.
Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of

Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.
8.7.
Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.
8.8.
Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
9.
Restricted Stock Units.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1.
Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).
9.2.
Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3.
Vesting. Subject to the minimum vesting provisions of Section 5.5, Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.
9.4.
Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.
9.5.
Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.
9.6.
Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the settlement date with respect to any shares issuable upon vesting of Restricted Stock Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date shall be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than the 15th day of the third calendar month following the year in which such Restricted Stock Units vest. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.
9.7.
Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
10.
Performance Awards.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1.
Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.
10.2.
Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
10.3.
Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period (subject to the minimum vesting provisions of Section 5.5), Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.
10.4.
Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance or other criteria established by the Committee (each, a “Performance Measure”), subject to the following:
(a)
Performance Measures. Performance Measures based on objective criteria shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures based on subjective criteria shall be determined on the basis established by the Committee in granting the Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be based upon one or more of the following, without limitation, as determined by the Committee:

(i)
revenue;
(ii)
sales;
(iii)
expenses;
(iv)
operating income;
(v)
gross margin;
(vi)
operating margin;
(vii)
earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;
(viii)
pre-tax profit;
(ix)
net operating income;
(x)
net income;
(xi)
economic value added;
(xii)
free cash flow;
(xiii)
operating cash flow;
(xiv)
balance of cash, cash equivalents and marketable securities;
(xv)
stock price;
(xvi)
earnings per share;
(xvii)
return on stockholder equity;
(xviii)
return on capital;
(xix)
return on assets;
(xx)
return on investment;
(xxi)
total stockholder return;
(xxii)
employee satisfaction;
(xxiii)
employee retention;
(xxiv)
market share;
(xxv)
customer satisfaction;
(xxvi)
product development;
(xxvii)
research and development expenses;

(xxviii)
completion of an identified special project;
(xxix)
completion of a joint venture or other corporate transaction; and
(xxx)
personal performance objectives established for an individual Participant or group of Participants.
(b)
Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.
10.5.
Settlement of Performance Awards.
(a)
Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.
(b)
Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.
(c)
Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.
(d)
Notice to Participants. As soon as practicable following the Committee’s determination in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.
(e)
Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.
(f)
Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6.
Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.
10.7.
Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:
(a)
Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
(b)
Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
10.8.
Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
11.
Cash-Based Awards and Other Stock-Based Awards.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1.
Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.
11.2.
Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
11.3.
Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. Subject to the minimum vesting provisions of Section 5.5, the Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.
11.4.
Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.
11.5.
Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.
11.6.
Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.
11.7.
Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.
12.
Standard Forms of Award Agreement.
12.1.
Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.
12.2.
Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.
13.
Change in Control.
13.1.
Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide pursuant to such agreement for any one or more of the following:
(a)
Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company's rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror's stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
(b)
Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards, consistent with the requirements of Section 409A, if applicable.
(c)
Accelerated Vesting of Time-Vesting Awards. The Committee may, in its discretion, provide that if either:
(i)
the Acquiror will not assume or continue a time-vesting award or substitute a substantially equivalent award pursuant to Section 13.1(a), in each case for equity securities of the Acquiror which are or promptly will be registered under the Securities Act and tradable on an established United States securities exchange, or
(ii)
the Acquiror has so assumed, continued or substituted for the time-vesting award, but the Participant's Service terminates as a result of Involuntary Termination,
(iii)
then the exercisability, vesting and/or settlement of the time-vesting award and shares acquired pursuant thereto will accelerate in full or in part to such extent as the Committee determines.
(d)
Accelerated or Pro Rata Settlement of Performance Awards. The Committee may, in its discretion, provide that if either:
(i)
the Acquiror will not assume or continue the Performance Award or substitute a substantially equivalent award pursuant to Section 13.1(a), in each case for equity securities of the Acquiror which are or promptly will be registered under the Securities Act and tradable on an established United States securities exchange, or
(ii)
the Acquiror has so assumed, continued or substituted for the Performance Award, but the Participant's Service terminates as a result of Involuntary Termination,
(iii)
then the exercisability, vesting and/or settlement of the Performance Award and shares acquired pursuant thereto will be determined, as specified by the Committee, either (A) based upon the actual achievement of the applicable performance goals(s) under the terms of the Performance Award through the date of the Change in Control or the Involuntary Termination, as applicable or (B) to such extent as would occur under the terms of the Performance Award had 100% of the target level of the applicable performance goals(s) been achieved but with the result prorated based on the period of the Participant's actual Service during the applicable full performance period.
13.2.
Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.
13.3.
Federal Excise Tax Under Section 4999 of the Code.
(a)
Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or an Affiliate to a Participant or for the Participant’s benefit pursuant to the terms of this Plan, an Award Agreement or otherwise (the “Covered Payments”) constitute parachute payments (the “Parachute Payments”) within the meaning of Section 280G of the Code and, but for this Section 13.3, would be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then prior to making the Covered Payments, a calculation shall be made comparing (i) the Net Benefit (as defined below) to the Participant of the Covered Payments after payment of the Excise Tax to (ii) the Net Benefit to the Participant if the Covered Payments are limited to the extent necessary to avoid being subject to the Excise Tax. Only if the amount calculated under (i) above is less than the amount under (ii) above will the Covered Payments be reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax (that amount, the “Reduced Amount”). “Net Benefit” shall mean the present value of the Covered Payments net of all federal, state, local, foreign income, employment and excise taxes. Any such reduction shall be made in accordance with Section 409A and the following:
(i)
the Covered Payments consisting of cash severance benefits that do not constitute nonqualified deferred compensation subject to Section 409A shall be reduced first, in reverse chronological order; and
(ii)
all other Covered Payments consisting of cash payments, and Covered Payments consisting of accelerated vesting of equity based awards to which Treas. Reg. §1.280G-1 Q/A-24(c) does not apply, and that in either case do not constitute nonqualified deferred compensation subject to Section 409A, shall be reduced second, in reverse chronological order;
(iii)
all Covered Payments consisting of cash payments that constitute nonqualified deferred compensation subject to Section 409A shall be reduced third, in reverse chronological order; and
(iv)
all Covered Payments consisting of accelerated vesting of equity-based awards to which Treas. Reg. § 1.280G-1 Q/A-24(c) applies shall be the last Covered Payments to be reduced.
(b)
Any determination required under this Section 13.3 shall be made in writing in good faith by an independent accounting firm selected by the Company and reasonably acceptable to the Executive (the “Accountants”). The Company and the Participants shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 13.3. For purposes of making the calculations and determinations required by this Section 13.3, the Accountants may rely on reasonable, good-faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Accountants’ determinations shall be final and binding on the Company and the Participants. The Company shall be responsible for all fees and expenses incurred by the Accountants in connection with the calculations required by this Section 13.3.
(c)
It is possible that after the determinations and selections made pursuant to this Section 13.3 a Participant will receive Covered Payments that are in the aggregate more than the amount intended or required to be provided after application of this Section 13.3 (“Overpayment”) or less than the amount intended or required to be provided after application of this Section 13.3 (“Underpayment”).
(i)
In the event that: (A) the Accountants determine, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or the Participant that the Accountants believe has a high probability of success, that an Overpayment has been made or (B) it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that has been finally and conclusively resolved that an Overpayment has been made, then the Participant shall pay any such Overpayment to the Company together with interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code) from the date of the Participant’s receipt of the Overpayment until the date of repayment.
(ii)
In the event that: (A) the Accountants, based upon controlling precedent or substantial authority, determine that an Underpayment has occurred or (B) a court of competent jurisdiction determines that an Underpayment has occurred, any such Underpayment will be paid promptly by the Company to or for the benefit of the Participant together with interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code) from the date the amount should have otherwise been paid to the Participant until the payment date.
14.
Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.
Compliance with Section 409A.
15.1.
Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:
(a)
A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.
(b)
Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 21/2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

15.2.
Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:
(a)
Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.
(b)
Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.
(c)
Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.
15.3.
Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a)
No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.
(b)
Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.
(c)
No subsequent Election related to a payment pursuant to Section 15.4(a)(vi) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.
(d)
Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.
15.4.
Payment of Section 409A Deferred Compensation.
(a)
Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:
(i)
The Participant’s “separation from service” (as defined by Section 409A);
(ii)
The Participant’s becoming “disabled” (as defined by Section 409A);
(iii)
The Participant’s death;
(iv)
A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;
(v)
A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or
(vi)
The occurrence of an “unforeseeable emergency” (as defined by Section 409A).
(b)
Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.
(c)
Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
(d)
Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e)
Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.
(f)
Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.
(g)
Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
(h)
Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.
(i)
No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.
16.
Tax Withholding.
16.1.
Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.
16.2.
Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost). The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.
17.
Amendment, Suspension or Termination of Plan.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2 and 4.3, (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18.
Miscellaneous Provisions.
18.1.
Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
18.2.
Forfeiture Events.
(a)
The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws. In addition, to the extent that claw-back or similar provisions applicable to Awards are required by applicable law, listing standards and/or policies adopted by the Company, including but not limited to the requirements of Section 10D of the Exchange Act, Awards granted under the Plan shall be subject to such provisions.
(b)
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve-

(12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.
18.3.
Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.
18.4.
Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
18.5.
Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4 or another provision of the Plan.
18.6.
Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.
18.7.
Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
18.8.
Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit. In addition, unless a written employment agreement or other service agreement specifically references Awards, a general reference to “benefits” or a similar term in such agreement shall not be deemed to refer to Awards granted hereunder.
18.9.
Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
18.10.
Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
18.11.
No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.
18.12.
Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
18.13.
Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Verra Mobility Corporation Amended and Restated 2018 Equity Incentive Plan as duly adopted by the Board on March 27, 2023.

/s/
, Secretary

Verra mobility corporation 1150 north alma school road mesa, az 85201 scan to view materials & vote vote by internet before the meeting - go to www.proxyvote.com or scan the qr barcode above use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Edt on may 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the meeting - go to www.virtualshareholdermeeting.com/vrrm2023 you may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote by phone - 1-800-690-6903 use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Edt on may 22, 2023. Have your proxy card in hand when you call and then follow the instructions. Vote by mail mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to vote processing, c/o broadridge, 51 mercedes way, edgewood, ny 11717. To vote, mark blocks below in blue or black ink as follows: v06636-p84318 keep this portion for your records this proxy card is valid only when signed and dated. Detach and return this portion only verra mobility corporation for all withhold all for all except to withhold authority to vote for any individual nominee(s), mark "for all except" and write the number(s) of the nominee(s) on the line below. The board of directors recommends you vote for all with respect to the following: 1. Elect three class ii directors, patrick byrne, david roberts and john rexford, to serve on our board until our 2026 annual meeting of stockholders. Nominees: 01) patrick byrne 02) david roberts 03) john rexford the board of directors recommends you vote for proposals 2, 3 and 4. 2. Approve, on an advisory basis, the compensation of our named executive officers. 3. Approve the amendment and restatement of the company's 2018 equity incentive plan. 4. Ratify the selection of ernst & young llp as our independent registered public accounting firm for our fiscal year ending december 31, 2023. For against abstain note: in their discretion, the proxyholders will vote on other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [please sign within box] date signature (joint owners) date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com V06637-P84318 VERRA MOBILITY CORPORATION Annual Meeting of Stockholders May 23, 2023 9:00 AM PDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Verra Mobility Corporation hereby appoint(s) Jon Keyser and Raphael Avraham, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of Verra Mobility Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting to be held virtually at www.virtualshareholdermeeting.com/VRRM2023 on May 23, 2023 at 9:00 AM PDT, and any adjournment or postponement thereof, in accordance with and as more fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement, receipt of which is hereby acknowledged and the terms of each are incorporated by reference, and otherwise to represent the undersigned at the meeting with all powers the undersigned would possess if personally present at the meeting. The undersigned hereby revokes any proxy heretofore given with respect to the 2023 Annual Meeting of Stockholders. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side